Exhibit (a)(20)

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

1. Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation, desires to amend and restate its Charter as currently in effect and as hereinafter amended.

2. The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended:

FIRST: I, Richard S. Seltzer, whose post office address is 477 Madison Avenue, New York, New York 10022, being at least eighteen years of age do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.

SECOND: The name of the corporation is Aberdeen Asia-Pacific Income Fund, Inc. (the "Corporation").

THIRD: Corporate Purposes.

(a) The purposes for which the Corporation is formed are to act as a closed-end, non-diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force, including:

(1) To hold, invest and reinvest the funds of the Corporation, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, to trade and deal in, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purpose of these Articles, include stocks, shares, bonds, debentures, bills, time notes and deposits, any other evidence of indebtedness and futures contracts; and any certificates, receipts, warrants, options or other instruments representing rights or obligations to receive, purchase, subscribe for or sell the same, or evidencing or representing any other rights or interest, including all rights of equitable ownership therein or in any property or assets; and all negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements) of any corporation, association, trust, firm or other organization however and wherever established or organized, as well as securities issued by any government of any state, municipality or other political subdivision or any other governmental or quasi-governmental agency or instrumentality thereof.

(2) To enjoy all rights, powers and privileges of ownership or interest in all securities held by the Corporation and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities.

(3) To issue and sell shares of its own capital stock and securities convertible or exchangeable, with or without the payment of additional consideration, into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including securities) now or hereafter permitted by the laws of the State of Maryland and by the charter (the "Charter"), as its Board of Directors may, and which is hereby authorized to, determine.

(4) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by the Charter.

(5) To conduct and carry on its business, or any part thereof, to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland and in any other states, territories, districts and dependencies of the United States, and in any foreign countries.

(6) In general, to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

(b) The foregoing clauses (1) - (6) inclusive shall be construed both as objects and powers, and the enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation, except as set forth in this Article Third.

(c) Incident to meeting the purposes specified above, the corporation also shall have the power:

(1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.

(2) To borrow money and, in this connection, issue notes or other evidences of indebtedness.

(3) Subject to any applicable provisions of law, to buy, hold, sell and otherwise deal in and with foreign exchange, including the purchase and sale of futures contracts.

FOURTH: Address and Resident Agent.

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202.

FIFTH: Capital Stock.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 500,000,000 shares with an aggregate par value of $5,000,000 divided into two classes, of 400,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and of 100,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), consisting of (i) 3,000 shares of each of Auction Market Preferred Stock, Series A; Auction Market Preferred Stock, Series B; Auction Market Preferred Stock, Series C and Auction Market Preferred Stock, Series G; (ii) 2,000 shares of Auction Market Preferred Stock, Series F; and (iii) 4,000 shares of each of Auction Market Preferred Stock, Series D; Auction Market Preferred Stock, Series E; Auction Market Preferred Stock, Series H and Auction Market Preferred Stock, Series I.

The Board of Directors may classify and reclassify any unissued shares of stock of any class by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Common Stock and the Preferred Stock are as follows:

(a) Common Stock.

(i) Dividends. Subject to law and to the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

(ii) Voting. Except as provided by law and in or pursuant to this Article Fifth, each outstanding share of Common Stock is entitled to one vote on each matter submitted to a vote of the stockholders of the Corporation.

(iii) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled upon liquidation, the holders of the Common Stock shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

(b) Preferred Stock.

(i) Authority of the Board of Directors to issue in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the respective dates of their issue, the dates from which dividends on shares of the series issued on different dates shall cumulate, dividend rates, dividend periods and dividend payment dates. Authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions, of such series, to the full extent now or hereafter permitted by law and subject to this Article Fifth, including but not limited to the following:

(A) The number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the Board of Directors, and the distinctive designation of the series;

(B) The rates or amounts, the periods, and the times or payment, of dividends on shares of such series;

(C) The voting powers, if any, of the holders of such series in addition to the voting powers provided by law and in this Article Fifth;

(D) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

(E) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

(F) The terms of any sinking fund to be applied to the purchase or redemption, or both, of shares of such series, and the terms and amount of any sinking fund payments and the manner of their application; and

(G) The amount which the holders of each series shall be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

All shares of Preferred Stock, regardless of series, shall be of equal rank, and there shall be no priority of one series over any other series in any payment of dividends nor upon any distribution of assets.

(ii) Dividends. The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends at the rates or amounts, for the periods, and at the times, determined as, or in the manner, specified for such series by the Board of Directors as authorized in the preceding part (i).

(iii) Voting. At any meeting of stockholders of the Corporation at which Directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

If at any time dividends on any outstanding Preferred Stock of any series shall be unpaid in an amount equal to two full years' dividends, the number of Directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the number of Directors then constituting the Board of Directors, shall together with the two Directors elected by the holders of Preferred Stock pursuant to the preceding paragraph, will constitute a majority of such increased number; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which Directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional Directors of the Corporation who, together with the two Directors elected by the holders of Preferred Stock pursuant to the preceding paragraph, will constitute a majority of the total number of Directors of the Corporation so increased. The terms of office of the persons who are Directors at the time of that election shall continue. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock of all series for all past dividend periods, the voting rights stated in this paragraph shall cease, and the terms of office of all additional Directors elected by the holders of Preferred Stock (but not of the Directors elected by the holders of Common Stock or the two Directors regularly elected by the holders of Preferred Stock) shall terminate automatically. At all subsequent meetings of stockholders at which Directors are to be elected, the holders of shares of Preferred Stock and of Common Stock shall have the right to elect the members of the Board of Directors as stated in the preceding paragraph, subject to the revesting of the rights of the holders of the Preferred Stock as provided in the first sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the shares of Preferred Stock of any series.

Any vacancy in the office of any Director elected by the holders of shares of Preferred Stock may be filled by the remaining Directors (or Director) so elected or, if not so filled, by the holders of shares of Preferred Stock of all series, voting separately as a single class, at any meeting of stockholders for the election of Directors held thereafter.

In addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding shares of Preferred Stock of all series, voting separately as a single class, shall be required to (a) adopt any plan of reorganization that would adversely affect holders of the Preferred Stock, or (b) take any action requiring a vote of security holders pursuant to Section 13 (a) of the Investment Company Act of 1940, including, among other things, changes in the Corporation's investment objective or changes in its fundamental investment restrictions.

(iv) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts, including accumulated and unpaid dividends, as shall have been fixed by the Charter or by the resolution or resolutions of the Board of Directors providing for the issue of such series. If, upon any such liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock of all series should be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if all amounts thereon were paid in full. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article Fifth.

(c) All stock.

No preemptive rights. No holder of shares of the Corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the Corporation any shares of the Corporation, whether now or hereafter authorized.

SIXTH: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of the following series of Preferred Stock are:

DESIGNATION

SERIES A: A series of up to 3,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series A." Each share of Auction Market Preferred Stock, Series A shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of February 14, 1989; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series A shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series A shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES B: A series of up to 3,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series B." Each share of Auction Market Preferred Stock, Series B shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of February 22, 1989; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series B shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series B shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES C: A series of up to 3,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series C." Each share of Auction Market Preferred Stock, Series C shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of February 28, 1989; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series C shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series C shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES D: A series of up to 4,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series D." Each share of Auction Market Preferred Stock, Series D shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of August 22, 1989; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series D shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series D shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES E: A series of up to 4,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series E." Each share of Auction Market Preferred Stock, Series E shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of January 5, 1993; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series E shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series E shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES F: A series of up to 2,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series F." Each share of Auction Market Preferred Stock, Series F shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of January 10, 1994; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series F shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series F shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES G: A series of up to 3,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series G." Each share of Auction Market Preferred Stock, Series G shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of August 9, 1995; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series G shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series G shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES H: A series of up to 4,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series H." Each share of Auction Market Preferred Stock, Series H shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of September 19, 1996; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series H shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series H shall be identical except as provided in paragraph 3 of this Article Sixth.

SERIES I: A series of up to 4,000 shares of preferred stock, par value $.01 per share, liquidation preference $25,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series I." Each share of Auction Market Preferred Stock, Series I shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of September 20, 1996; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in this Article Sixth. The Auction Market Preferred Stock, Series I shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series I shall be identical except as provided in paragraph 3 of this Article Sixth.

1. Definitions.

(a) Capitalized terms not defined in this paragraph 1 shall have the respective meanings specified in this Article Sixth. In this Article Sixth, unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

"'AA' Composite Commercial Paper Rate," on any Valuation Date, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's, or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise by the Commercial Paper Dealers for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period Days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent on the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer then 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

"Accountant's Confirmation" has the meaning set forth in paragraph 7(b)(iii) of this Article Sixth.

"Administrator" shall mean Prudential Investments, LLC or any successor administrator to the Corporation who acts in such capacity.

"Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.

"Agent Member" means the member of the Securities Depository that will act on behalf of a Beneficial Owner or a Potential Beneficial Owner.

"AMPS" means (i) the Auction Market Preferred Stock, Series A, (ii) the Auction Market Preferred Stock, Series B, (iii) the Auction Market Preferred Stock, Series C, (iv) the Auction Market Preferred Stock, Series D, (v) the Auction Market Preferred Stock, Series E, (vi) the Auction Market Preferred Stock, Series F, (vii) the Auction Market Preferred Stock, Series G, (viii) the Auction Market Preferred Stock, Series H, or (ix) the Auction Market Preferred Stock, Series I, and where appropriate, any other series of the Corporation's Auction Market Preferred Stock.

"AMPS Basic Maintenance Amount" means, as of any Valuation Date, the dollar amount equal to the sum of (i) the product of the number of shares of AMPS outstanding on such Valuation Date multiplied by the sum of (A) $25,000 and (B) any applicable redemption premium attributable to the designation of a Premium Call Period; (ii) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of AMPS Outstanding, in each case, to (but not including) the end of the current Dividend Period that follows such Valuation Date; (iii) the aggregate Projected Dividend Amount; (iv) the aggregate principal amount of any then-outstanding indebtedness of the Corporation for money borrowed; (v) the amount of anticipated expenses of the Corporation for the 90 days subsequent to such Valuation Date; and (vi) the greater of $50,000 or the Corporation's current liabilities as of such Valuation Date not otherwise reflected in any of (i) through (v) above.

"AMPS Basic Maintenance Cure Date," with respect to the failure by the Corporation to maintain the AMPS Basic Maintenance Amount (as required by paragraph 7(b) of this Article Sixth) as of a given Valuation Date, means the fifth Business Day following such Valuation Date.

"AMPS Basic Maintenance Report" means a report executed by the Corporation with respect to the valuation (in U.S. dollars) of the Eligible Portfolio Property, as described in paragraph 7(b) of this Article Sixth; provided, that all or any portion of any such report may be prepared by the Custodian, Aberdeen Asset Management Limited, the Administrator and/or Aberdeen Asset Managers (CI) Limited; provided further that such AMPS Basic Maintenance Report may be delivered to the Auction Agent and the Rating Agencies in summary form, however, the Corporation shall retain a copy of the full AMPS Basic Maintenance Report in its files and make such report available to its Independent Accountants and the Rating Agencies upon their request.

"AMPS Interest Rate Swap" means a contractual agreement whereby the Corporation contracts with an Eligible AMPS Interest Rate Swap Counterparty to engage, for a period of time not to exceed two years, in an interest rate swap with a notional value of up to one-third of the value of the aggregate liquidation preference of all of the AMPS (in any and all series) Outstanding at the time the interest rate swap commences. If the Corporation fails to maintain the AMPS Basic Maintenance Amount (as required by paragraph 7(b) of this Article Sixth) as of each Valuation Date, and will not be able to cure such failure by the AMPS Basic Maintenance Cure Date, the Corporation must terminate any then-outstanding AMPS Interest Rate Swaps by the close of business on the AMPS Basic Maintenance Cure Date.

"ANNIE MAEs" are securities issued against mortgage pools by Australian National Mortgage Pool Agency Ltd., an affiliate of Security Pacific National Bank.

"Applicable Percentage" has the meaning set forth in paragraph 8(a)(vii) of this Article Sixth.

"Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS for any Dividend Period, which rate, after the Initial Dividend Period, shall be determined by the Auction Agent in accordance with paragraph 8(d) of this Article Sixth.

"Applicable Spread" has the meaning set forth in paragraph 8(a)(vii) of this Article Sixth.

"Asian Yankee Bonds" means, in the case of Moody's, Yankee Bonds that are issued by companies from China, Hong Kong, India, Indonesia, Korea, Malaysia, Thailand and The Philippines and such other countries as are approved in writing by Moody's from time to time, and, in the case of S&P, Yankee Bonds that are (i) issued by issuers from China, Hong Kong, India, Indonesia, Korea, Malaysia, Thailand and The Philippines and such other countries as are approved in writing by S&P from time to time, and (ii) are subject to the following ratings limitations (which are cumulative):

Rating	% of total Discounted Value of Eligible Portfolio Property allowed at each ratings level
Aa3/AA- or better	100%
Below Aa3/AA-	50%
Below A3/A-	25%
Below BBB3/BBB-	10%

"Auction" means each operation of the Auction Procedures.

"Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, paying agent and redemption agent for the AMPS.

"Auction Date" has the meaning specified in paragraph 8(a) of this Article Sixth.

"Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 8 of this Article Sixth.

"Australian Bank Bills" means bills of exchange (as defined in the Bills of Exchange Act of the Commonwealth of Australia) issued, accepted or endorsed by Australian banks with (x) in the case of S&P (i) a rating from S&P at least as high as S&P's then-current rating for the AMPS or (ii) in the case of any Bank Bill with a remaining term to maturity from the Valuation Date of 365 days or less, a rating from S&P at least as high as S&P's short term rating comparable to its then-current rating for the AMPS and (y) in the case of Moody's (i) a long term foreign currency debt rating from Moody's of at least Aa2 or (ii) in the case of any Bank Bill with a remaining term to maturity from the Valuation Date of 180 days or less, a rating from Moody's of Prime-1 or (iii) any other rating as Moody's shall approve in writing.

"Australian Convertible or Exchangeable Eurobonds" means securities which are denominated in Australian Currency issued by the New South Wales Treasury Corporation or the Queensland Treasury Corporation which confer upon the holder an option to exchange such securities for, respectively, a like principal amount of New South Wales Treasury Inscribed Stock or Queensland Treasury Corporation Inscribed Stock of identical maturity and coupon.

"Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian Government Securities, Australian Semi-Government Securities, Australian Bank Bills, Australian Eurobonds, Australian Exchangeable Eurobonds and Australian Short Term Securities) provided, that such debt obligations shall not be deemed to be Eligible Portfolio Property by S&P unless they have the following characteristics: (a) the principal amount outstanding on the Valuation Date is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security has a Tender Panel, (e) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security, and (f) the security is issued by one of the following issuers:

(i) Issuers with a public long term S&P rating or whose parent has a public long term rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Corporate Bonds"). These issuers currently include:
FANMAC Premier Trust Co. No. 1-22 and any subsequent issues rated by S&P - Australian Ratings
Ford Credit Australia
National Australia Bank
Commonwealth Bank of Australia
Telstra Corp. Limited

(ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long term S&P rating but whose parent has a long term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Non-Guaranteed Corporate Bonds").

In addition, if the determination is being made for S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds issued by a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds from issues representing a single industry, (c) not more than 5% of the then-outstanding principal amount of any one issue can be included in Eligible Portfolio Property, (d) not more than 20% of the outstanding aggregate principal amount of the Australian Corporate Bonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with a then-outstanding issue size of less than A$100 million, and (e) such corporate debt obligations are subject to the following ratings limitations (which are cumulative):

Rating	% of total Discounted Value of Eligible Portfolio Property allowed at each ratings level
Aa3/AA- or better	100%
Below Aa3/AA-	50%
Below A3/A-	25%
Below BBB3/BBB-	10%

"Australian Currency" means such coin or currency of Australia as at the time shall be legal tender for payment of public and private debts, as well as cash deposits with Offshore Banking Units of Banque Nationale de Paris.

"Australian Eurobonds" means, in the case of Moody's, debt securities (including Australian Exchangeable Eurobonds) which are denominated in Australian Currency and which have the following characteristics: (a) the principal amount outstanding on the Valuation Date is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, and (d) 90% or more of the Australian Eurobonds meeting the qualifications of clauses (a) and (b) are rated at least Aa2 by Moody's; and in the case of S&P, debt securities (including guaranteed and non-guaranteed Eurobonds) which are denominated in Australian Currency, and which have the following characteristics: (a) the principal amount outstanding on the Valuation Date is at least equal to A$50 million, (b) the security is publicly tradable, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security, and (e) the security is issued by one of the following issuers:

(i) Issuers with a public long term S&P rating or whose parent has a public long term S&P rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Eurobonds"). These issuers currently include:
ABN Amro Australia Ltd.	Mobil Australia Finance Company Inc.
ANZ Banking Group	National Australian Bank
Australian Industry Development Corp.	New South Wales Treasury Corp.
Australian Telecom	Primary Industry Bank Australia Ltd.
Barclays Bank Plc	Prudential Funding Corp.
Coca Cola Amatil Ltd.	Rural & Industry Bank of Western Australia
Commerzbank US Finance Inc.	South Australia Government Financing Authority
Commonwealth Bank of Australia	SBC Warburg Australia Holdings Ltd.
Eksportfinas A/S	Shell Australia Ltd.
Eurofina	State Bank of New South Wales
European Investment Bank	State Bank of South Australia Ltd.
Export Finance & Insurance Corp.	State Electricity of Victoria
Federal Airports Corp.	Sweden (Kingdom of)
Finnish Export Credit Corp.	Swedish Export Credit Corp.
General Electric Capital Corp.	Tasmanian Public Finance Corp.
GG Securities Ltd.	Toronto Dominion Australia Ltd.
Guiness Finance BV	Toyota Finance Australia Ltd.
International Bank for Reconstruction and Development	Treasury Corporation of Victoria
McDonald's Australia Ltd.	Western Australian Treasury Corp.

(ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long term S&P rating but whose parent has a long term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Australian Non-Guaranteed Eurobonds").

In addition, if the determination is being made by S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Eurobonds from a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Eurobonds from issues representing a single industry, (c) not more than 5% of the then outstanding principal amount of any one issue can be included in Eligible Portfolio Property, (d) not more than 20% of the outstanding aggregate principal amount of the Australian Eurobonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with an outstanding issue size of less than A$50 million, and (e) such Australian Eurobonds are subject to the following ratings limitations (which are cumulative):

Rating	% of total Discounted Value of Eligible Portfolio Property allowed at each ratings level
Aa3/AA- or better	100%
Below Aa3/AA-	50%
Below A3/A-	25%
Below BBB3/BBB-	10%

"Australian Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of the Commonwealth of Australia with fixed maturities (i.e., no perpetuals) and in the case of Moody's, any publicly traded security which is (i) either issued by the Government of the Commonwealth of Australia and is rated Aa by Moody's or is guaranteed by the Government of the Commonwealth of Australia, (ii) is denominated and payable in Australian Currency or is convertible into a security constituting Eligible Portfolio Property by Moody's, and (iii) is not a variable rate, index-linked, zero coupon or stripped security.

"Australian Ratings" means Australian Ratings Pty. Ltd. or its successors.

"Australian Securities" means ANNIE MAEs, Australian Bank Bills, Australian Convertible or Exchangeable Eurobonds, Australian Corporate Bonds, Australian Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Australian Short Term Securities, MMSs, MTCs and NMMC Securities.

"Australian Semi-Government Securities" means publicly traded semi-government securities with a fixed maturity (i.e., no perpetuals) issued by the following entities which, except as indicated are explicitly guaranteed by the Government of the Commonwealth of Australia or the respective Australian State and which, in the case of S&P, include Australian Exchangeable Eurobonds and in the case of Moody's are (i) either rated Aa by Moody's or are guaranteed by either the Commonwealth of Australia and rated Aa or any semi-sovereign Australian entity whose domestic long term debt is rated Aa by Moody's, (ii) are denominated and payable in Australian currency or are convertible into a security constituting Eligible Portfolio Property by Moody's, and (iii) are not a variable rate, index-linked, zero coupon or stripped security.

(1) Electricity Trust of South Australia, a body established under the Electricity Trust of South Australia Act 1946 (South Australia).

(2) New South Wales Treasury Corporation, a corporation constituted under section 4 of the Treasury Corporation Act of 1983 (New South Wales), including its Australian Convertible Eurobond issues, in the case of S&P.

(3) A Territory authority being an authority within the meaning of that term under section 43 of the Northern Territory (Self Government) Act (Commonwealth) provided that the specific issue is guaranteed by the Treasurer of the Commonwealth of Australia.

(4) Queensland Treasury Corporation, a corporation established under the Treasury Corporation Act 1988 (Qld), including its Australian Convertible Eurobond issues, in the case of S&P.

(5) South Australian Government Financing Authority, an authority established under the Government Financing Authority Act 1982 (South Australia).

(6) State Electricity Commission of Victoria, a commission established under the State Electricity Commission Act 1958 (Victoria).

(7) The Australian Telecommunications Commission, a commission established under section 4 of the Telecommunications Act 1975 (Commonwealth).

(8) (with respect to S&P only) and without any guarantee by the Commonwealth of Australia or the respective Australian State: Australian and Overseas Telecommunications Corporation, Limited.

(9) Victorian Public Authorities Finance Agency, an agency constituted under section 3 of the Victorian Public Authorities Act 1984 (Victoria).

(10) Australian Industry Development Corporation, a body established under section 5 of the Australian Industries Development Corporation Act (Commonwealth).

(11) The Western Australian Treasury Corporation.

(12) Tasmanian Public Finance Corp.

(13) (with respect to S&P only) FANMAC Premier Trust Co. (Nos. 1-22) and any subsequent issues rated by S&P - Australian Ratings.

(14) (with respect to S&P only) Australian Wool Corporation.

(15) Commonwealth Bank of Australia.

(16) State Bank of New South Wales.

(17) Securities issued by the Australian State Government of Victoria through the Treasury Corporation of Victoria.

"Australian Short Term Securities" means promissory notes and other short term commercial paper issued by Australian institutions which, for purposes of S&P, are rated A-1+ by S&P or have a long term rating from S&P at least as high as their then-current comparable rating of AMPS and, for purposes of Moody's, are rated Prime-1 by Moody's or have a long term foreign currency debt rating from Moody's of at least Aa3 and a maturity of less than 270 days in the case of commercial paper.

"Authorized Newspaper" means The Wall Street Journal, or if not published on such date, The New York Times, or if neither of such papers is published on such date, a newspaper, printed in the English language, of general circulation in the Borough of Manhattan, the City of New York, that carries financial news and is customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

"Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of AMPS or a Broker-Dealer that holds AMPS for its own account.

"Board of Directors" means the Board of Directors of the Corporation or, except as used in paragraphs 3(a) and 6 of this Article Sixth, any duly authorized and empowered committee thereof, including the AMPS Pricing Committee.

"Brady Bonds" means debt obligations, generally denominated in U.S. dollars, issued under the framework of the "Brady Plan" that are rated A- or better by S&P.

"Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 8 of this Article Sixth, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

"Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 8 of this Article Sixth.

"Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which it is authorized or obligated by law to close.

"Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means shares of the Common Stock of the Corporation.

"Corporate Bonds" means debt obligations of U.S. corporations (other than Short Term Money Market Instruments or U.S. Government Obligations), which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended, and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof or exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations and Yankee Bonds, together, in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). Such corporate debt obligations are subject to the following ratings limitations (which are cumulative) in the case of Moody's and S&P, respectively:
Rating	% of total Discounted Value of Eligible Portfolio Property allowed at each ratings level for Moody's	% of total Discounted Value of Eligible Portfolio Property allowed at each ratings level for S&P
Aa3/AA- or better	100%	100%
Below Aa3/AA-	0%	50%
Below A3/A-	0%	25%
Below BBB3/BBB-	0%	10%

In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant Valuation Date (provided that in the event that the Corporation shall exceed any such limitation, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):
	Column 1	Column 2	Column 3
Rating (1)	Minimum Original Issue Size of Each Issue ($ in millions)	Maximum Percent of Value of Corporation Assets, Including Eligible Portfolio Property, Invested in any One Issuer (2)	Maximum Percent of Value of Corporation Assets, Including Eligible Portfolio Property, Invested in any One Industry Category (2)
Aaa/AAA.....	$100	10.0%	50.0%
Aa/AA.....	$100	10.0%	33.3%

___________________

(1) In the event that a Corporate Bond has received a different rating from each of the Rating Agencies, the lower of the two ratings will be controlling. Rating designations include (+) or (-) modifiers to the rating where appropriate.
(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

"Cure Date" means the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

"Custodian" means State Street Bank and Trust Company or any successor custodian to the Corporation who acts in such capacity.

"Date of Original Issue" means, with respect to any share of AMPS, the date on which the Corporation originally issues such share.

"Deposit Securities" means Cash, U.S. Government Obligations, Repurchase Agreements and Short Term Money Market Instruments. Except for purposes of determining compliance with the AMPS Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

"Derivatives" include options, options on currency, futures (including, but not limited to, U.S. Treasury Bond futures), options on futures, forward contracts (including, but not limited to, Forward Contracts as defined herein), forward currency contracts, interest rate swaps, currency swaps, other types of swaps (including, but not limited to, swaps on securities, financial commodities and indices), caps, collars, floors and currency-linked notes.

"Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table or such other factor required under the guidelines established by the Rating Agencies from time to time (it being understood that any asset held by the Corporation and either not listed in the following table or not identified as a type of Eligible Portfolio Property in writing by a Rating Agency shall have a Discounted Value of zero for each such Rating Agency):
Issue Size	Term to Maturity	Moody's Discount Factor	S&P Discount Factor
Cash and Short Term Money Market Instruments: (other than commercial paper)
N/A	<= 46 days	1.000 (1)	1.000
Commercial Paper:
N/A	<= 46 days	1.150	1.000
Repurchase Agreements:
N/A	N/A	1.000	1.000
Australian Government Securities: (2)
Any	< 46 days	1.000 (1)	1.000
< A$100,000,000	>= 46 days, <= 2 years	1.730	1.470
>= A$100,000,000, <= A$150,000,000	>= 46 days, <= 2 years	1.730	1.340
> A$150,000,000	>= 46 days, <= 2 years	1.520	1.340
< A$100,000,000	> 2 years, <= 5 years	1.730	1.580
>= A$100,000,000, <= A$150,000,000	> 2 years, <= 5 years	1.730	1.436
> A$150,000,000	> 2 years, <= 5 years	1.730	1.436
< A$100,000,000	> 5 years, <=10 years	1.730	1.608
>= A$100,000,000, <= A$150,000,000	> 5 years, <=10 years	1.730	1.462
> A$150,000,000	> 5 years, <=10 years	1.520	1.462
< A$100,000,000	> 10 years, <=20 years	1.730	1.679
>= A$100,000,000, <= A$150,000,000	> 10 years, <=20 years	1.730	1.526
> A$150,000,000	> 10 years, <=20 years	1.520	1.526
Australian Semi-Government Securities: (2)(3) (other than of Tasmania in the case of both Moody's and S&P, and of the Australian State Government of Victoria in the case of Moody's)
Any	< 46 days	1.000 (1)	1.000
< A$100,000,000	>= 46 days, <= 2 years	1.730	1.639
>= A$100,000,000, <= A$150,000,000	>= 46 days, <= 2 years	1.730	1.490
> A$150,000,000	>= 46 days, <= 2 years	1.520	1.490
< A$100,000,000	>2 years, <= 5 years	1.730	1.745
>= A$100,000,000, <= A$150,000,000	> 2 years, <= 5 years	1.730	1.586
> A$150,000,000	> 2 years, <= 5 years	1.520	1.586
< A$100,000,000	> 5 years, <= 10 years	1.730	1.773
>= A$100,000,000, <= A$150,000,000	> 5 years, <= 10 years	1.730	1.612
> A$150,000,000	> 5 years, <= 10 years	1.520	1.612
< A$100,000,000	> 10 years, <= 20 years	1.730	1.844
>= A$100,000,000, <= A$150,000,000	> 10 years, <= 20 years	1.730	1.676
> A$150,000,000	> 10 years, <= 20 years	1.520	1.676
Australian Semi-Government Securities: (2)(4) (Tasmanian and, with respect to Moody's only, Australian Semi-Government Securities issued by the Australian State Government of Victoria)
Any	< 46 days	1.050	1.000
< A$100,000,000	>= 46 days, <= 2 years	1.820	1.694
>= A$100,000,000, <= A$150,000,000	>= 46 days, <= 2 years	1.820	1.540
> A$150,000,000	>= 46 days, <= 2 years	1.600	1.540
< A$100,000,000	> 2 years, <= 5 years	1.820	1.800
>= A$100,000,000, <= A$150,000,000	> 2 years, <= 5 years	1.820	1.636
> A$150,000,000	> 2 years, <= 5 years	1.600	1.636
< A$100,000,000	> 5 years, <= 10 years	1.820	1.828
>= A$100,000,000, <= A$150,000,000	> 5 years, <= 10 years	1.820	1.662
> A$150,000,000	> 5 years, <= 10 years	1.600	1.662
< A$100,000,000	> 10 years, <= 20 years	1.820	1.899
>= A$100,000,000, <= A$150,000,000	> 10 years, <= 20 years	1.820	1.726
> A$150,000,000	> 10 years, <= 20 years	1.600	1.726
Australian Bank Bills:
N/A	<= 46 days	1.000 (1)	1.000
N/A	47-56 days	1.350	1.400
N/A	57-90 days	1.350	1.400
N/A	91-180 days	1.350	1.450
Australian Currency:
N/A	N/A	1.350 (5)	1.570
Australian Eurobonds:
N/A	<= 7 year	1.600	(6)(7)
N/A	> 7 years	2.000	(6)(7)
Australian Convertible or Exchangeable Eurobonds:
		(8)	(9)
Guaranteed Australian Eurobonds: (6)
<= A$50,000,000	> 56 days	N/A	2.000
> A$50,000,000	> 56 days	N/A	1.900
Any	< 56 days	N/A	1.000
Australian Non-Guaranteed Eurobonds: (6)
<= A$50,000,000	< 56 days	N/A	2.150
> A$50,000,000	> 56 days	N/A	2.000
Any	< 56 days	N/A	1.000
Guaranteed Australian Corporate Bonds: (6)
<= A$100,000,000	> 56 days	N/A	1.700
> A$100,000,000	> 56 days	N/A	1.600
Any	< 56 days	N/A	1.000
Non-Guaranteed Australian Corporate Bonds: (6)
<= A$100,000,000	> 56 days	N/A	1.800
> A$100,000,000	> 56 days	N/A	1.700
Any	< 56 days	N/A	1.000
GNMA Certificates with fixed interest rates:
N/A	N/A	1.500	1.300
GNMA Certificates with adjustable interest rates:
N/A	N/A	1.480	1.300
FHLMC and FNMA Certificates with fixed interest rates:
N/A	N/A	1.590	1.350
FHLMC and FNMA Certificates with adjustable interest rates:
N/A	N/A	1.610	1.350
FHLMC Multifamily Securities:
N/A	N/A	1.650	1.650
FHLMC and FNMA Certificates with variable interest rates:
N/A	N/A	1.500	1.350
GNMA Graduated Payment Securities: (10)(11)
N/A	N/A	1.500	1.500
U.S. Government Obligations:
Any	<= 90 days	1.060	1.000
Any	> 90 days, <= 1 year	1.060	1.060
Any	> 1 year, <= 2 years	1.110	1.200
Any	> 2 years, <= 3 years	1.150	1.200
Any	> 3 years, <= 4 years	1.200	1.200
Any	> 4 years, <= 5 years	1.240	1.200
Any	> 5 years, <= 7 years	1.290	1.250
Any	> 7 years, <= 10 years	1.340	1.250
Any	> 10 years, <= 15 years	1.370	1.300
Any	> 15 years, <= 20 years	1.410	1.380
Any	> 20 years, <= 30 years	1.420	1.380
Brady Bonds: (6)
		N/A	(12)
Asian Yankee Bonds: (Moody's only)
Issued by Australia, China, Hong Kong, India, Indonesia, Korea, Malaysia, New Zealand, Thailand and The Philippines		2.400	N/A
Asian Yankee Bonds: (S&P only)
Issued by Australia, China, Hong Kong, India, Indonesia, Korea, Malaysia, New Zealand, Thailand and The Philippines	AAA	N/A	1.420
	AA	N/A	1.470
	A	N/A	1.520
	BBB	N/A	1.570
	BB	N/A	1.640
	B	N/A	1.710
	B-	N/A	1.780
	CCC+	N/A	1.850
AMPS Interest Rate Swaps:
<= 1/3 liquidation value of outstanding AMPS	<= 2 years	1.18/1.22(13)	1.0526(14)
New Zealand Government Securities: (15)
Any	< 46 days	1.000(1)	1.000
< NZ$100,000,000	>= 46 days, <= 2 years	1.730	1.470
>= NZ$100,000,000, <= NZ$150,000,000	>= 46 days, <= 2 years	1.730	1.340
> NZ$150,000,000	>= 46 days, <= 2 years	1.520	1.340
< NZ$100,000,000	>2 years, <= 5 years	1.730	1.580
>= NZ$100,000,000, <= NZ$150,000,000	> 2 years, <= 5 years	1.730	1.436
> NZ$150,000,000	> 2 years, <= 5 years	1.520	1.436
< NZ$100,000,000	> 5 years, <= 10 years	1.730	1.608
>= NZ$100,000,000, <= NZ$150,000,000	> 5 years, <= 10 years	1.730	1.462
> NZ$150,000,000	> 5 years, <= 10 years	1.520	1.462
< NZ$100,000,000	> 10 years, <= 20 years	1.730	1.679
>= NZ$100,000,000, <= NZ$150,000,000	> 10 years, <= 20 years	1.730	1.526
> NZ$150,000,000	> 10 years, <= 20 years	1.520	1.526

___________

(1)

In the case of Moody's, the remaining term to maturity of Eligible Portfolio Property with a Moody's Discount Factor of 1.000 shall be measured from the last Valuation Date on which the AMPS Basic Maintenance Amount was met for the purpose of determining the number of shares of AMPS to be redeemed which would result in satisfaction of the AMPS Basic Maintenance Amount.

(2)	Provided that in the case of S&P, the current outstanding issue size (as determined on each Quarterly Surprise Valuation Date) is equal to or greater than A$10,000,000.
(3)	Excluding securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.
(4)	Including securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.
(5)

If any Overseas Banking Unit constituting Australian Currency has a maturity of more than 46 days from the Valuation Date, the principal amount of the cash deposit shall be offset by an amount equal to the penalty for early withdrawal and in the event interest earned on any Overseas Banking Unit is not exempt from interest withholding tax the Corporation may not include interest earned as a component of the value of the deposit unless taxes incurred on interest earned have been paid.

(6)

The discount factor in the table assumes that the security has a rating of Aa3 or better in the case of Moody's and AA- or better in the case of S&P. In the case of S&P, these types of securities may be contained in Eligible Portfolio Property, even if they have lower ratings, subject to the following percentage restrictions (which are cumulative):

Rating	% of total Discounted Value of Eligible Portfolio Property allowed at each ratings level
Aa3/AA- or better	100%
Below Aa3/AA-	50%
Below A3/A-	25%
Below BBB3/BBB-	10%
Discount factors to be applied on these securities, to the extent they are rated less than AA- by S&P, are listed in the "Leveraged Funds Market Value Ratings" publication dated December, 1997.
(7)	See Australian Guaranteed and Non-Guaranteed Eurobonds.
(8)	Included in Australian Eurobonds.
(9)	Included in Australian Semi-Government categories.
(10)

A Discount Factor of 1.50 applies in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agencies.

(11)	Unless the Rating Agencies shall agree in writing, GNMA Graduated Payment Securities with a coupon rate lower than 5% shall not be include in Eligible Portfolio Property.
(12)	In the case of S&P, discount factors to be applied are listed in the "Leveraged Funds Market Value Ratings" publication dated December, 1997.
(13)

With respect to Moody's, a Discount Factor of 1.18 will be applied when the Eligible AMPS Interest Rate Swap Counterparty is rated Aaa, and a Discount Factor of 1.22 will be applied when the Eligible AMPS Interest Rate Swap Counterparty is rated Aa1 - Aa3, to the extent the AMPS Interest Rate Swap is "in the money" based on the then-current marked to market valuation of the AMPS Interest Rate Swap provided by the Eligible AMPS Interest Rate Swap Counterparty. To the extent that the AMPS Interest Rate Swap is "out of the money," 100% of the Market Value of the AMPS Interest Rate Swap will be deemed a current liability of the Corporation for purposes of calculating the AMPS Basic Maintenance Amount and will not be included in Eligible Portfolio Property.

(14)

With respect to S&P, to the extent the AMPS Interest Rate Swap is "in the money" based on the then-current marked to market valuation of the AMPS Interest Rate Swap provided by the Eligible AMPS Interest Rate Swap Counterparty, the Discount Factor in the table should be applied. To the extent that the AMPS Interest Rate Swap is "out of the money," 100% of the Market Value of the AMPS Interest Rate Swap will be deemed a current liability of the Corporation for purposes of calculating the AMPS Basic Maintenance Amount and will not be included in Eligible Portfolio Property.

(15)	Provided that, in the case of S&P, the current outstanding issue size (as determined on each Quarterly Surprise Valuation Date) is equal to or greater than NZ$10,000,000.

"Discounted Value," with respect to any asset held by the Corporation, means the quotient of the Market Value of such asset divided by the applicable Discount Factor; provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date; provided further that the Discounted Value of all Australian Securities and New Zealand Securities shall be further discounted by the Discount Factor applicable to, respectively, Australian Currency and New Zealand Currency.

"Dividend Payment Date," with respect to each series of AMPS, means each date of payment of dividends as provided in paragraph 3(b)(i) of this Article Sixth.

"Dividend Period" means the Initial Dividend Period, any Regular Dividend Period, and any Special Dividend Period.

"Dollar" or "$" shall mean U.S. dollars. Amounts in Australian or New Zealand dollars shall be converted to U.S. dollars at the rates reported by the Pricing Service for the Valuation Date or such other source as shall have been approved in writing by the Rating Agencies.

"Eligible AMPS Interest Rate Swap Counterparty" means (i) with respect to S&P, a counterparty with at least an A-1+ short term rating or, alternatively, an AA- long term rating from S&P; and (ii) with respect to Moody's, a counterparty with at least an Aa3 long term rating from Moody's. In the event that an Eligible AMPS Interest Rate Swap Counterparty's ratings are downgraded below A-1+ or AA- by S&P, or Aa3 by Moody's, respectively, the counterparty will cease to be an Eligible AMPS Interest Rate Swap Counterparty and the counterparty must be replaced promptly. In the event that an Eligible AMPS Interest Rate Swap Counterparty terminates a swap early for reasons related to its rating status (other than a downgrade), the counterparty will cease to be an Eligible AMPS Interest Rate Swap Counterparty and the counterparty must be replaced promptly.

"Eligible Portfolio Property" means Australian Bank Bills, Australian Currency, Australian Convertible or Exchangeable Eurobonds, Australian Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Cash, New Zealand Government Securities, U.S. Government Obligations, Repurchase Agreements, Brady Bonds, Asian Yankee Bonds, AMPS Interest Rate Swaps (to the extent they are "in the money"), Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, and GNMA Graduated Payment Securities and, if the calculation is being made for S&P, Australian Corporate Bonds; provided, (i) if the determination is being made by Moody's, (x) that no more than 20% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist of Australian Government and/or Australian Semi-Government Securities with a current outstanding issue size less than A$150,000,000 and/or New Zealand Government Securities with a current outstanding issue size less than NZ$150,000,000; and (y) not more than 10% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist of Australian Semi-Government Securities described under item 12 of such definition and (ii) if the determination is being made for S&P, (x) that no Australian Government Securities or Australian Semi-Government Securities contained in Eligible Portfolio Property shall have a current outstanding issue size less than A$10,000,000 (as determined on each Quarterly Surprise Valuation Date); (y) that no New Zealand Government Securities contained in Eligible Portfolio Property shall have a current outstanding issue size less than NZ$10,000,000 (as determined on each Quarterly Surprise Valuation Date); and (z) that not more than 10% in the aggregate of the total Discounted Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer (except that in the case of New South Wales Treasury Corporation, such percentage shall be 25%) and that not more than 20% in the aggregate of the total Market Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%). The Board of Directors shall have the authority to specify from time to time other assets as Eligible Portfolio Property if the Rating Agencies advise the Corporation in writing that the specification will not adversely affect their respective then-current ratings of the AMPS; it being understood that the components of Eligible Portfolio Property may differ between S&P and Moody's.

"Existing Holder" means a Broker-Dealer or any such other Person as may be permitted by the Corporation that is listed as the holder of record of shares of AMPS in the records of the Auction Agent.

"Failure to Cure" shall mean a failure by the Corporation to maintain the AMPS Basic Maintenance Amount or the 1940 Act AMPS Asset Coverage Requirement, as the case may be, which failure is not cured by the relevant Cure Date.

"FANMAC Certificates" are securities issued by a trustee against housing loans made through the New South Wales Department of Housing and consist of a series of closed trusts or pools. The mortgage manager is the First Australian National Mortgage Acceptance Corporation Ltd. ("FANMAC"). FANMAC is owned partially by the Government of the State of New South Wales with the remainder owned by other institutions. The Government of the State of New South Wales has provided the FANMAC Trust with an assurance as to availability of funds to meet payments. The securities have been rated by Australian Ratings and S&P. FANMAC securities are subject to a call provision under which borrowers (mortgagors) can repay early and the investors in a particular pool can be repaid on a pro rata basis.

"FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

"FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one- to four-family residences.

"FHLMC Multifamily Security" means a "Plan B Multifamily Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first-priority mortgages on multifamily residences containing five or more units and which are designed primarily for residential use, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair, or cause the AMPS to fail to retain, the rating assigned to such AMPS by each of the Rating Agencies, as evidenced by a letter to such effect from each of the Rating Agencies.

"FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

"FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one- to four-family residences.

"Forward Contract" means a contract, entered into following a Failure to Cure, between the Corporation and a commercial bank or other financial institution whose short term debt is rated at least A-l+ by S&P or whose long term debt is rated at least AA by S&P (an "Eligible Bank"), which provides that the Corporation will sell a specified amount of Australian Currency or New Zealand Currency to such Eligible Bank on a specified date for a specified amount of U.S. dollars. The date of payment in U.S. dollars shall not be later than the 30th day following the Valuation Date related to the Failure to Cure and the amount of U.S. dollars shall be sufficient to redeem all shares of AMPS required to be redeemed. On the Date of Original Issue and on each Quarterly Surprise Valuation Date thereafter, the Corporation will confirm in writing to S&P that the Corporation has a credit-line with an Eligible Bank (the "Credit Line Test"). The Credit Line Test shall be deemed to be satisfied on any date if the Corporation has delivered such confirmation to S&P on the Date of Original Issue or the most recent Quarterly Surprise Valuation Date, as the case may be.

"GNMA" means the Government National Mortgage Association, and includes any successor thereto.

"GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one- to four-family residences.

"GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with terms up to 30 years, with payments that increase annually at a predetermined rate for up to the first five or ten years of the mortgage loan and that are secured by first-priority mortgages on one- to four-unit residences; provided that such loans shall be past the graduated payment period.

"GNMA Multifamily Security" means a fully modified certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage, level pay loans with terms up to 30 years secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the AMPS to fail to retain the rating assigned to such AMPS by each of the Rating Agencies as evidenced by a letter to such effect from each of the Rating Agencies.

"Holder" means a Person identified as a holder of shares of AMPS in the Stock Register.

"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Corporation, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

"Industry Category" means, as to any Corporate Bond, any of the industry categories set forth in the following table:

(1) Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition;

(2) Automobile: Automotive Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers;

(3) Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables;

(4) Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil;

(5) Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development;

(6) Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating;

(7) Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass;

(8) Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies;

(9) Diversified/Conglomerate Manufacturing;

(10) Diversified/Conglomerate Service;

(11) Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution, Mining and Sales;

(12) Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal;

(13) Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology;

(14) Finance: Investment Brokerage, Leasing, Syndicating, Securities;

(15) Farming and Agriculture: Livestock, Grains, Produce, Agricultural Chemicals, Agricultural Equipment, Fertilizers;

(16) Grocery: Grocery Stores, Convenience Food Stores;

(17) Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment;

(18) Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges;

(19) Hotels, Motels, Inns and Gaming;

(20) Insurance: Life, Property and Casualty, Broker, Agent, Surety;

(21) Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution;

(22) Machinery (Non-Agriculture, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators;

(23) Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales;

(24) Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling;

(25) Personal, Food and Miscellaneous Services;

(26) Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable, Broadcasting Equipment;

(27) Cargo Transport: Rail, Shipping, Railroads, Rail-care Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport;

(28) Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom;

(29) Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular;

(30) Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes;

(31) Personal Transportation: Air, Bus, Rail, Car Rental; and

(32) Utilities: Electric, Water, Hydro Power, Gas, Diversified.

"Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b)(i) of this Article Sixth.

"Initial Dividend Period" has the meaning specified in paragraph 3(c)(i) of this Article Sixth.

"Initial Dividend Rate," with respect to each series of the AMPS, means the rate per annum specified herein applicable to the Initial Dividend Period.

"Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

"Investment Company Act" means the Investment Company Act of 1940 (15 U.S. Code §§80 et seq.), as amended from time to time.

"Investment Manager" means Aberdeen Asset Managers (CI) Limited or any successor manager to the Corporation who acts in such capacity in conformance with Section 15 of the Investment Company Act.

"Lien" has the meaning set forth in paragraph 3(d)(iii) of this Article Sixth.

"Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of whole years not greater than five years.

"Mandatory Redemption Price" means $25,000 per share of AMPS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

"Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below, it being understood that Market Value shall include any interest accrued thereon but, in the case of Moody's, only if the next interest coupon on such asset is due and payable within 47 days of the Reporting Date, and that a designated Pricing Service may be used where indicated.

(a) as to Australian Securities, the Administrator or the Custodian shall value such securities at the last trade price quoted by a designated Pricing Service if such trade price reflects a trade on, or within one local business day prior to, the Reporting Date. If no such trade price is available, the Administrator or the Custodian shall value such securities, where practicable, at the bid prices or the mean between the bid and asked price quoted by a designated Pricing Service on the Reporting Date, or if such quotes are not readily available, at fair value as determined by a designated Pricing Service (or the Administrator or Custodian if the Rating Agencies so permit) using methods which include: consideration of yields or prices of assets of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. Either the Administrator or the Custodian or a designated Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Administrator or the Custodian or a designated Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids (both of which shall be in writing or by telecopy, telex or other electronic transcription, computer obtained quotation reduced to written form or similar means) provided to the Corporation, by two recognized securities dealers in Australia, with respect to Australian Securities, such securities dealers making a market in the applicable securities.

(b) as to GNMA Certificates, GNMA Graduated Payment Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the Pricing Service (or the Administrator or the Custodian, if the Rating Agencies so permit) shall value such securities as the product of (i) the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as of the close of business in New York City on the last Business Day prior to such Valuation Date and (ii) the lower of the bid prices for the same kind of certificate or, if not available, some other security having, as nearly as practicable, comparable interest rates and maturities, as quoted to the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein, with at least one such quotation in writing plus, (x) if the determination is being made for Moody's, accrued interest to the Valuation Date if the next interest coupon on such security is due and payable within 46 days of such Valuation Date and (y) if the determination is being made for S&P, accrued interest;

(c) as to Australian Currency and as to Cash, demand deposits (and in the case of S&P only, bankers' acceptances) included in Short Term Money Market Instruments, the Administrator or the Custodian shall value such currency or securities as the face value thereof;

(d) as to next Business Day repurchase agreements, the face value thereof;

(e) as to U.S. Government Obligations, the Administrator or the Custodian shall value such securities at the bid prices quoted by a designated Pricing Service or the mean between the bid and asked price quoted by a designated Pricing Service on the Reporting Date, or if such quotes are not readily available, at fair value as determined by a designated Pricing Service (or the Administrator or the Custodian, if the Rating Agencies so permit) using methods which include: consideration of yields or prices of assets of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. Either the Administrator, the Custodian or a designated Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Administrator or the Custodian or a designated Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids (at least one of which shall be in writing or by telecopy or other electronic transcription, computer obtained quotation reduced to written form or similar means) provided for the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein; and

(f) as to AMPS Interest Rate Swaps, the Administrator shall determine the net value of the interest rate swaps on a daily marked-to-market basis in accordance with their Valuation Procedures, as such Valuation Procedures may be amended from time to time by the Board of Directors of the Corporation, based on price information received from the Eligible AMPS Interest Rate Swap Counterparty.

Without amending the Charter, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agencies from that set forth in this Article Sixth and (ii) a method recognized by the Rating Agencies for calculating the Market Value of any asset identified as Eligible Portfolio Property may be specified if the Rating Agencies advise the Corporation in writing that the change or specification will not adversely affect their respective then-current ratings of the AMPS.

"Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in paragraph 8(a)(vii) of this Article Sixth.

"Moody's" means Moody's Investors Service, Inc. or its successors.

"MMSs" are mortgage-backed securities issued against mortgage pools by MGICA Securities Ltd., a wholly-owned subsidiary of AMP Society Ltd., an Australian insurance company, and rated by Australian Ratings.

"MTCs" are securities issued against specific mortgages by a trustee and are similar to "pass-through" certificates. MTCs are issued on a continuous basis, insured by Australian insurance companies against both mortgage default and an early call, and rated by Australian Ratings.

"New Zealand Currency" means such coin or currency of the Government of the Commonwealth of New Zealand as at the time shall be legal tender for payment of public and private debts.

"New Zealand Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of the Commonwealth of New Zealand with fixed maturities (i.e., no perpetuals) and, in the case of Moody's, any publicly traded security which is (i) either issued by the Government of the Commonwealth of New Zealand and is rated Aa by Moody's or is guaranteed by the Government of the Commonwealth of New Zealand, (ii) are denominated and payable in New Zealand Currency or are convertible into a security constituting Eligible Portfolio Property by Moody's, and (iii) are not a variable rate, index-linked, zero coupon or stripped security.

"New Zealand Securities" means New Zealand Government Securities, New Zealand semi-government securities and other securities determined from time to time in writing by the Rating Agencies.

"1940 Act AMPS Asset Coverage Ratio" means, as of the Valuation Date, the ratio of the Fund's net assets to its senior securities representing indebtedness plus the liquidation value of its Preferred Stock, including the shares of AMPS.

"1940 Act AMPS Asset Coverage Requirement" means the requirement that the Corporation maintain, with respect to shares of AMPS, as of the last Friday of each month in which any shares of AMPS are Outstanding, asset coverage of at least 200% with respect to senior securities representing indebtedness plus the liquidation value of its Preferred Stock, including the shares of AMPS (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

"1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act AMPS Asset Coverage Requirement (as required by paragraph 7(a) of this Article Sixth) as of the last Valuation Date of each month, means the last Valuation Date of the following month.

"NMMC Securities" are securities issued by National Mortgage Market Corporation Ltd. ("NMMC"), which include AUSSIE MACs, which are medium term bearer securities, and National Mortgage Market Bonds. NMMC is a private company which is owned partially by the Government of the State of Victoria and partially by private institutions. Both AUSSIE MACs and National Mortgage Bonds are rated by Australian Ratings.

"Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

"Non-Payment Period" means, with respect to the AMPS, any period commencing on and including the day on which the Corporation shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 3(c)(i) of this Article Sixth) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of AMPS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Corporation shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Stock Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Corporation to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 3(c)(i) of this Article Sixth shall not constitute a "Non-Payment Period."

"Non-Payment Period Rate" means, initially, 300% of the applicable Reference Rate provided that the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors of the Corporation determines and Moody's and S&P (and any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate the AMPS) advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the AMPS.

"Normal Dividend Payment Date" has the meaning set forth in paragraph 3(b)(i) of this Article Sixth.

"Notice of Redemption" means any notice with respect to the redemption of shares of AMPS pursuant to paragraph 5 of this Article Sixth.

"Notice of Revocation" has the meaning set forth in paragraph 3(c)(iii) of this Article Sixth.

"Notice of Special Dividend Period" has the meaning set forth in paragraph 3(c)(iii) of this Article Sixth.

"Offshore Banking Units" means cash deposits denominated in the currency of Australia deposited with an Australian branch of a foreign bank authorized to operate as an offshore banking unit by the Government of Australia's Australian Taxation Office which, in the case of Moody's is (i) a branch carrying the same credit rating as the parent bank, (ii) is a deposit rated at least P-1 under circumstances in which the rating of the deposit is capped at the sovereign rating ceiling of the parent bank's home country, as well as the bank deposit rating ceiling of Australia, or (iii) is a deposit held by a branch whose parent bank is rated at least Aa3/P-1 under circumstances in which the rating of the parent bank is capped at the sovereign rating ceiling of the parent bank's home country, as well as the bank deposit rating ceiling of Australia and which, to date, are limited to cash deposits with an overseas banking unit of Banque Nationale de Paris.

"Optional Redemption Price" shall mean $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

"Other Permitted Assets" means Australian Corporate Bonds, Australian Eurobonds, Australian Convertible or Exchangeable Eurobonds, Australian Short Term Securities, Derivatives, New Zealand Securities, FANMAC Certificates, NMMC Securities, MTCs, MMSs, ANNIE MAEs, GNMA Multifamily Securities and Corporate Bonds.

"Outstanding" means, as of any date (i) with respect to AMPS, shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and moneys shall have been deposited in trust by the Corporation pursuant to paragraph 5(f) and (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder, provided that shares of AMPS held by an Affiliate shall be deemed Outstanding for purposes of calculating the AMPS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.

"Paying Agent" means Deutsche Bank Trust Company Americas and its successors or any other paying agent appointed by the Corporation to perform the functions performed by the Paying Agent.

"Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

"Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of AMPS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of AMPS.

"Potential Holder" shall mean any Broker-Dealer or any such other Person as may be permitted by the Corporation, including any Existing Holder, who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).

"Preferred Stock" means the Preferred Stock of the Corporation, including the AMPS.

"Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

"Pricing Service" shall mean any of FT Interactive, Reuters Information Services, Inc., Telerate Systems, Inc., Bloomberg L.P. or any other pricing service designated by the Board of Directors of the Corporation provided the Corporation obtains written assurance from S&P and Moody's that such designation will not impair the rating then assigned by S&P and Moody's to the AMPS.

"Projected Dividend Amount" for the AMPS and other Preferred Stock, if any, shall mean, if the Valuation Date is a Valuation Date, the amount of dividends, based on the number of shares of AMPS and other Preferred Stock, if any, Outstanding on such Valuation Date, projected to accumulate on such shares from the next succeeding Dividend Payment Date or Dates until the 63rd day after such Valuation Date, at the following dividend rates:

(a) if the Valuation Date is the Date of Original Issue or a Dividend Payment Date, for the period beginning on (and including) the first following Dividend Payment Dates and ending on (and including) the 63rd day following such Valuation Date, the product of 2.40 and (x) the Maximum Applicable Rate on the Date of Original Issue (in the case of the Date of Original Issue) or (y) the Maximum Applicable Rate as of the last occurring Auction Date (in the case of any Dividend Payment Date); and

(b) if such Valuation Date is not the Date of Original Issue or a Dividend Payment Date, (i) for the period beginning on (and including) the first following Dividend Payment Dates and ending on (but not including) the sooner of the second following Dividend Payment Date for such shares or the 64th day following such Valuation Date, the product of 2.40 and (x) the Maximum Applicable Rate on the Date of Original Issue (in the case of a Valuation Date occurring prior to the first Auction Date) or (y) the Maximum Applicable Rate on the last occurring Auction Date (in the case of any other Valuation Date), (ii) for the period, if any, beginning on (and including) the second following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date, the product of 2.40 and the rate specified in clause (x) or (y) above and (iii) for the period, if any, beginning on (and including) the third following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date the product of 2.94 and the rate specified in clause (x) or (y) above.

If the Valuation Date is not a Valuation Date, then the Projected Dividend Amount on such Valuation Date shall equal the Projected Dividend Amount therefor on the immediately Preceding Valuation Date, adjusted to reflect any decrease in the number of shares of AMPS Outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the Rating Agencies shall have advised the Corporation in writing that the revised calculation of the Projected Dividend Amount would not adversely affect their respective then-current ratings of the AMPS.

"Quarterly Surprise Valuation Date" means, so long as any shares of AMPS are Outstanding, any Valuation Date during the quarter ended January, April, July or October of each year.

"Rating" means a rating assigned by S&P or Moody's to a particular security or to a particular issuer; provided, however, in the case of S&P, a particular unrated security will be deemed to have received the rating S&P has assigned to a rated debt security if S&P shall have received a letter from the President, Vice President, or Treasurer of the Corporation certifying that the unrated issue is identical to the rated issue in respect of (i) its terms, (ii) its ranking, (iii) its issuer and (iv) guarantees and any other support mechanisms provided by the issuer or any third party to enhance the credit of the rated security.

"Rating Agencies" means Moody's and S&P or their successors so long as such rating agency is then rating the AMPS.

"Reference Rate" means: (i) with respect to a Regular Dividend Period or a Short Term Dividend Period having fewer than 183 days, the applicable "AA" Composite Commercial Paper Rate, (ii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iii) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

"Regular Dividend Period" means, with respect to the Series E, Series F, Series G, Series H and Series I AMPS, a Dividend Period consisting of seven days and, with respect to the Series A, Series B, Series C and Series D AMPS, a Dividend Period consisting of 28 days.

"Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, shall mean the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined.

"Repurchase Agreements" means, repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate under which the Fund buys such securities from counterparties who agree to buy back such securities within one Business Day from the date such repurchase obligations were entered into where the counterparty is either (i) a depository institution the deposits of which (x) are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, (y) the commercial paper or other unsecured short term debt obligations of which are rated Prime-1 by Moody's and A-1+ by S&P, and (z) the long term debt obligations of which are rated at least A-2 by Moody's; or (ii) a broker-dealer registered as such with the Securities and Exchange Commission under the Securities Act of 1934, as amended, (x) the commercial paper or other unsecured short term debt obligation of which are rated Prime-1 by Moody's and A-1+ by S&P and (y) the long term debt obligations of which are rated at least A-2 by Moody's.

"Request for Special Dividend Period" has the meaning set forth in paragraph 3(c)(iii) of this Article Sixth.

"Response" has the meaning set forth in paragraph 3(c)(iii) of this Article Sixth.

"S&P" means Standard & Poor's Rating Group or its successors.

"Securities Depository" means The Depository Trust Company and any successor thereto.

"Short Term Dividend Period" means a Dividend Period consisting of a specified number of days (other than the number of days in the applicable Regular Dividend Period), evenly divisible by seven and not fewer than seven or more than 364.

"Short Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Corporation of such instrument the remaining term to maturity thereof is not more than 30 days:

(a) demand deposits in, certificates of deposit of, and (in the case of S&P only) bankers' acceptances issued by, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short term debt obligations of such depository institution are rated Prime-1 by Moody's and A-1+ by S&P and are issued by institutions whose long term debt obligations are rated at least A-2 by Moody's; and

(b) commercial paper rated at the time of the Corporation's investment therein Prime-1 by Moody's and A-1+ by S&P and issued by institutions whose long term debt obligations are rated at least A-2 by Moody's; provided, however, that in the case of Moody's such commercial paper must have a maturity of 270 days or less.

"Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than the number of days in the applicable Regular Dividend Period), evenly divisible by seven, and not fewer than seven nor more than 364 or (ii) a specified number of whole years not greater than five years (in each case subject to adjustment as provided in paragraph 3(b)(i) of this Article Sixth).

"Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of AMPS subject to such Dividend Period shall be redeemable at the Corporation's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealers.

"Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.

"Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

"Subsequent Dividend Period" has the meaning specified in paragraph 3(c)(i) of this Article Sixth.

"Substitute Commercial Paper Dealers" means such substitute Commercial Paper Dealer or Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

"Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized securities rating agency or two nationally recognized securities rating agencies, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its affiliate or successor, in consultation with the Corporation, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.

"Tender Panel" shall mean, for purposes of this Article Sixth, a group of financial institutions that bid to purchase an issuer's security, which makes a market for the security.

"U.S. Government Obligations" means direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

"U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

"U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

"Valuation Date" means each Friday or, if such day is not a Business Day, the next preceding Business Day, provided, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, that such date shall not be earlier than four Business Days prior to, and not later than, the Date of Original Issue.

"Voting Period" has the meaning specified in paragraph 6(b) of this Article Sixth.

"Yankee Bonds" means bonds issued by foreign governments or provinces, supranational agencies or foreign corporations, offered and sold in the United States and denominated in U.S. dollars, which bonds (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended, (d) have a remaining term to maturity of 30 years or less, and (e) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that Yankee Bonds and Corporate Bonds, together, in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (e)). In addition, no debt obligation held by the Corporation shall be deemed a Yankee Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant Valuation Date (provided that in the event that the Corporation shall exceed any such limitation, the Corporation shall designate, in its sole discretion, the particular Yankee Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):
	Column 1	Column 2	Column 3
Rating (1)	Minimum Original Issue Size of Each Issue ($ in millions)	Maximum Percent of Value of Corporation Assets, Including Eligible Portfolio Property, Invested in any One Issuer (2)	Maximum Percent of Value of Corporation Assets, Including Eligible Portfolio Property, Invested in any One Industry Category (2)
Aaa/AAA.....	$100	10.0%	50.0%
Aa/AA.....	100	10.0%	33.3%

________________

(1)

In the event that a Yankee Bond has received a different rating from each of the Rating Agencies, the lower of the two ratings will be controlling. Rating designations include (+) or (-) modifiers to the rating where appropriate.

(2)	The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(b) The foregoing definitions in Paragraph 1(a) have been established by the Board of Directors of the Corporation in order to obtain a "Aa" rating from Moody's and a "AA" rating from S&P on each series of the AMPS on the Date of Original Issue of each such series and to maintain such ratings; and the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder and to add additional definitions or delete definitions if, where relevant to the rating accorded by Moody's and S&P or any Substitute Rating Agency, such agency advises the Corporation in writing that such adjustment, modification, alteration, change, addition or deletion will not adversely affect its then-current rating on the AMPS.

2. Fractional Shares. No fractional shares of AMPS shall be issued.

3. Dividends.

(a) Holders of shares of AMPS shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum (determined as set forth below), and no more, payable on the respective dates set forth below. Dividends on the shares of AMPS so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Stock.

(b) (i) Cash dividends on shares of AMPS shall accumulate from the Date of Original Issue and shall be payable, when, as, and if declared by the Board of Directors commencing on the Initial Dividend Payment Date. Accumulated dividends shall be payable commencing on (A) February 14, 1989 (the 27th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series A; (B) February 22, 1989 (the 35th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series B; (C) February 28, 1989 (the 41st day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series C; (D) August 22, 1989 (the 21st day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series D; (E) January 5, 1993 (the 13th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series E; (F) January 10, 1994 (the 21st day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series F; (G) August 9, 1995 (the 13th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series G; (H) September 19, 1996 (the 9th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series H; and (I) on September 20, 1996 (the 10th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series I (hereinafter, with respect to a series of AMPS, such date is referred to as the "Initial Dividend Payment Date"). Following the Initial Dividend Payment Date, the dividends on each series of the AMPS will be payable, at the option of the Corporation, either (A) with respect to any Regular Dividend Period or any Short Term Dividend Period of 91 or fewer days, on the day next succeeding the last day thereof, (B) with respect to any Short Term Dividend Period of more than 91 and fewer than 365 days, on the 92nd day thereof, the 183rd day thereof, if any, the 274th day thereof, if any, and on the day next succeeding the last day thereof and (C) with respect to any Long Term Dividend Period, quarterly on the first day of each January, April, July and October during such Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (A), (B) or (C) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, dividends payable on such Normal Dividend Payment Date shall be paid on the first Business Day succeeding such Normal Dividend Payment Date. The Initial Dividend Periods, Regular Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

(ii) Each dividend shall be paid to Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the Corporation.

(c) (i) During the period from and including the Date of Original Issue to, but excluding, the Initial Dividend Payment Date (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. The Applicable Rate (A) for the Auction Market Preferred Stock, Series A shall be 9.4% per annum for the Initial Dividend Period; (B) for the Auction Market Preferred Stock, Series B shall be 9.4% per annum for the Initial Dividend Period; (C) for the Auction Market Preferred Stock, Series C shall be 9.4% per annum for the Initial Dividend Period; (D) for the Auction Market Preferred Stock, Series D shall be 9.125% per annum for the Initial Dividend Period; (E) for the Auction Market Preferred Stock, Series E shall be 4.125% per annum for the Initial Dividend Period; (F) for the Auction Market Preferred Stock, Series F shall be 3.5% per annum for the Initial Dividend Period; (G) for the Auction Market Preferred Stock, Series G shall be 5.875% per annum for the Initial Dividend Period; (H) for the Auction Market Preferred Stock, Series H shall be 5.35% per annum for the Initial Dividend Period; and (I) for the Auction Market Preferred Stock, Series I shall be 5.35% per annum for the Initial Dividend Period. Commencing on the Initial Dividend Payment Date, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures.

The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a Regular Dividend Period. Any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Corporation has declared such dividend payable on such Divided Payment Date to the Holders of such shares of AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

(ii) The amount of cash dividends per share of AMPS payable (if declared) on each Dividend Payment Date of each Regular Dividend Period and each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period such share was outstanding and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed on the basis of a year consisting of twelve 30-day months.

(iii) With respect to each Dividend Period that is a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for the AMPS be a number of days (other than the number of days in the applicable Regular Dividend Period), evenly divisible by seven, and not fewer than seven or more than 364 in the case of a Short Term Dividend Period or a number of whole years not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that for any Auction occurring after the initial Auction, the Corporation may not give a Request for Special Dividend Period (and any such request shall be null and void) unless the Corporation has received written confirmation from Moody's and S&P that such action would not impair the ratings then assigned to the AMPS by Moody's and S&P and unless Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the fourth day but not more than seven days prior to an Auction Date for the AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the 14th day but not more than 28 days prior to an Auction Date for the AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special Dividend Period for the AMPS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Corporation and the Auction Agent written notice (a "Response") of such determination by no later than the third day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (A) existing short term and long term market rates and indices of such short term and long term rates, (B) existing market supply and demand for short term and long term securities, (C) existing yield curves for short term and long term securities comparable to the AMPS, (D) industry and financial conditions which may affect the AMPS, (E) the investment objective of the Corporation, and (F) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Corporation and the Auction Agent a Response by such third day or if the Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation may by no later than the second day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (A) the duration of the Special Dividend Period, (B) the Optional Redemption Price as specified in the related Response and (C) the Specific Redemption Provisions, if any, as specified in the related Response. The Corporation shall not give a Notice of Special Dividend Period or, if the Corporation shall have already given a Notice of Special Dividend Period, the Corporation is required to give telephonic and written notice (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act AMPS Asset Coverage is not satisfied or the Corporation shall fail to maintain the AMPS Basic Maintenance Amount on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Corporation is an approximately equal rate for securities similar to the AMPS with an equal dividend period), provided that in calculating the aggregate Discounted Value of Eligible Portfolio Property, the Moody's exposure period shall be deemed to be one week longer than the period utilized to produce the discount factors assigned by Moody's under the definition of Discount Factors found in paragraph 1(a), (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. If the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) of the prior sentence or if the Corporation gives a Notice of Revocation with respect to a Notice of Special Dividend Period for the AMPS, the next succeeding Dividend Period for that series will be a Regular Dividend Period. In addition, in the event Sufficient Clearing bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a Regular Dividend Period and the Corporation may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a Regular Dividend Period.

(d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charge, as herein provided, on the shares of AMPS. Except for the late charge payable pursuant to paragraph 3(c)(i) of this Article Sixth, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of AMPS that may be in arrears.

(ii) For so long as any share of AMPS is Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of AMPS as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of AMPS as to dividends and upon liquidation), unless, in each case, immediately thereafter, (A) the AMPS Basic Maintenance Amount would be met, (B) the 1940 Act AMPS Assets Coverage Requirement would be met, (C) all mandatory redemptions of shares of Preferred Stock pursuant to paragraph 5(b) of this Article Sixth have been completed, and (D) all accumulated and unpaid dividends for all past dividend periods for all Preferred Stock shall have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities have been set apart for their payment). Prior to the payment of any such dividend or other distribution, the Corporation will provide the Auction Agent and the Rating Agencies with an AMPS Basic Maintenance Report (which may be the regular weekly report) and a certificate demonstrating compliance with the foregoing conditions.

(iii) For so long as any shares of AMPS are Outstanding, the Corporation shall not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind (collectively "Liens") upon any of its Eligible Portfolio Property, except for (A) Liens the validity of which are being contested in good faith by appropriate proceedings, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered by the Auction Agent in connection with the AMPS, and (D) Liens otherwise incurred in connection with borrowings made in the ordinary course of business in accordance with the Corporation's stated investment objective, policies and restrictions.

(iv) Any dividend payment made on the shares of AMPS shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

(v) For so long as the AMPS shall be rated by S&P or Moody's, the Corporation shall not:

(A) issue any other series or class of stock which is senior to the AMPS;

(B) issue any series or class of stock which is on a parity with the shares of AMPS unless it has been advised in writing by the Rating Agencies that such issuance will not adversely affect their respective then-current ratings of the AMPS; or

(C) engage in short sales or reverse repurchase agreements.

(e) Not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to pay the dividends that are payable on such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date in immediately available funds.

(f) The Board of Directors, or any duly authorized committee thereof, may make or change allocations of income and/or any designation of sources with respect to dividends declared on the AMPS, if, in its sole judgment, it deems it advisable to do so for the purpose of maintaining the qualification of the Corporation as a regulated investment company for federal income tax purposes and/or to avoid tax consequences which, in the sole judgment of the Board of Directors, would be adverse to the Corporation or its shareholders.

4. Liquidation Rights.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of AMPS shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock of the Corporation ranking junior to the AMPS as to liquidation payments, the sum of $25,000 per share, plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), but such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(b) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the Holders of all Outstanding shares of AMPS shall be insufficient to permit the payment in full of such Holders of the amounts to which they are entitled, then such available assets shall be distributed among the Holders of shares of Preferred Stock, including the AMPS, ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full.

(c) Neither the consolidation or merger of the Corporation with or into any other corporation or entity, nor the sale, lease or exchange by the Corporation of all, substantially all, or any part of the property or assets of the Corporation, shall be deemed or construed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 4.

5. Redemption.

Shares of the AMPS shall be redeemable by the Corporation as provided below:

(a) To the extent permitted under the Investment Company Act and Maryland law, the Corporation at its option, upon filing with the Commission, mailing and publishing a Notice of Redemption as described in paragraph 5(e) of this Article Sixth, may redeem shares of AMPS, in whole or in part, on the next succeeding scheduled Dividend Payment Dates for those shares of AMPS called for redemption, out of funds legally available therefor, at the Optional Redemption Price per share, provided that no share of AMPS may be redeemed at the option of the Corporation during a Non-Call Period to which such share is subject. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 5 unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders of shares of AMPS by reason of the redemption of their shares on such redemption date.

(b) The Corporation shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price, shares of AMPS to the extent permitted under the Investment Company Act and Maryland law, on a date fixed by the Board of Directors applicable to those shares of AMPS called for redemption, if the Corporation fails to maintain the AMPS Basic Maintenance Amount or 1940 Act AMPS Asset Coverage Requirement, as the case may be, and such failure is not cured on or before the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date (hereinafter respectively referred to as a "Cure Date"), as the case may be, as reflected in an AMPS Basic Maintenance Report delivered to the Auction Agent and the Rating Agencies and confirmed by the Corporation's Independent Accountants. The number of shares of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in the satisfaction of the AMPS Basic Maintenance Amount or the 1940 Act AMPS Asset Coverage Requirement, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of AMPS and shares of other Preferred Stock the redemption of which would have such result, all shares of AMPS together with all shares of other Preferred Stock subject to redemption or retirement then Outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS, together with all shares of other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the amount required to be redeemed which would result in the achievement of (x) the 1940 Act AMPS Asset Coverage Requirement, and (y) the AMPS Basic Maintenance Amount, pro rata, among the AMPS and any other Preferred Stock, subject to redemption pursuant to provisions similar to those contained in this paragraph 5(b); provided that, shares of AMPS which may not be redeemed at the option of the Corporation due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Corporation shall effect such redemption on a Business Day which is not later than 30 days (45 days in the case of Series A, Series B, Series C and Series D) after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of shares of AMPS and shares of other Preferred Stock which are subject to mandatory redemption or the Corporation otherwise is unable to effect such redemption on or prior to such 30th day (45th days in the case of Series A, Series B, Series C and Series D) after such Cure Date, the Corporation shall redeem those shares of AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

(c) Notwithstanding any other provision of this paragraph 5, no shares of AMPS may be redeemed other than as specified below, unless (i) all accumulated and unpaid dividends on all Outstanding shares of AMPS and all remaining Outstanding shares of other Preferred Stock for all past dividend periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are set apart for the payment of such dividends and (ii) if redemption thereof would result in the Corporation's failure to maintain the 1940 Act AMPS Asset Coverage Requirement and the AMPS Basic Maintenance Amount; provided, however, that the Corporation without regard to such limitations, (x) may redeem, purchase or otherwise acquire shares of AMPS (A) with other Preferred Stock as a whole, pursuant to an optional redemption or (B) pursuant to a purchase or exchange offer made for all of the Outstanding shares of AMPS and other Preferred Stock, and (y) shall redeem, purchase or otherwise acquire shares of AMPS with other Preferred Stock as a whole if required pursuant to a mandatory redemption, to the extent permitted under the Investment Company Act, Maryland law and the Charter. In the event that less than all the Outstanding shares of AMPS are to be redeemed and there is more than one Holder, the shares of AMPS to be redeemed shall be selected by lot, on a pro rata basis, or in such other manner as will not discriminate unfairly against any record holder of shares of such AMPS.

(d) So long as the AMPS shall be rated by Moody's, the Corporation shall, by the fifth Business Day after a Failure to Cure, be required to hold an amount, composed of Cash or any other asset constituting Eligible Portfolio Property which has a Moody's Discount Factor as of such fifth Business Day of 1.000 and which matures prior to the date set for redemption which has an aggregate Discounted Value at least equal to the redemption payment for the shares of AMPS to be redeemed; provided, however that this obligation may be satisfied by depositing Cash in trust as contemplated by paragraph 5(f) below; and provided further that the Corporation shall sell assets prior to such fifth Business Day if necessary to meet the requirements of this paragraph (d), it being understood that in no event shall it sell any asset prior to maturity which had a Moody's Discount Factor of 1.000 measured as of the last Valuation Date on which the AMPS Basic Maintenance Amount was met if it would be necessary to utilize such asset in order to make any redemption payment contemplated by this paragraph 5.

(e) Whenever shares of AMPS are to be redeemed, the Corporation shall, not less than five nor more than 30 days prior to the applicable redemption date, file with the Commission as required under the Investment Company Act, a written notice of redemption (a "Notice of Redemption"). The Notice of Redemption shall be (i) mailed by first-class mail, postage prepaid or sent by facsimile transmission, to each Holder of shares of AMPS to be redeemed, and (ii) published by the Corporation in an Authorized Newspaper, not fewer than 15 nor more than 20 days prior to such redemption date. Not fewer than five nor more than 10 days before such mailing date, the Corporation shall mail the Notice of Redemption to the Paying Agent. Each Notice of Redemption shall state (A) the series of AMPS or other Preferred Stock to be redeemed, (B) the redemption date, (C) the redemption price, (D) the place or places where such AMPS are to be surrendered for payment of the redemption price, (E) that dividends on the shares to be redeemed will cease to accumulate on such redemption date, (F) the provision of this Article Sixth under which the redemption is being made, (G) if less than all the Outstanding shares of AMPS are to be redeemed, the number of shares to be redeemed and the basis upon which the shares to be redeemed are to be selected, and (H) the CUSIP number or numbers of the shares to be redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

(f) If the Corporation shall give a Notice of Redemption, then by 12:00 noon, New York City time, on the Business Day next preceding the date fixed for redemption the Corporation shall deposit with the Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to redeem the shares of AMPS to be redeemed. In such event the Corporation shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of the shares of AMPS called for redemption upon the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. The Deposit Securities deposited with the Paying Agent pursuant to the immediately preceding sentence and the shares of AMPS to be redeemed and funds deposited with a paying agent with irrevocable instructions to pay the redemption price with respect to any other shares of Preferred Stock for which a notice of redemption has been duly given shall be excluded from the calculation of the AMPS Basic Maintenance Amount, the 1940 Act AMPS Asset Coverage Ratio, and the 1940 Act AMPS Asset Coverage Requirement. Upon the date of such deposit, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders of the shares of AMPS so called for redemption shall cease and terminate except the right of the Holders thereof to receive the redemption price thereof inclusive of accumulated but unpaid dividends, but without any interest, and such shares shall no longer be deemed Outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate redemption price of the shares of AMPS called for redemption on such date and any remaining Deposit Securities. Any assets so deposited which are unclaimed at the end of one year from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the Holders of the shares of AMPS so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

(g) Shares of AMPS that have been redeemed, purchased or otherwise acquired by the Corporation may not be reissued, shall not be deemed Outstanding, and shall be retired and cancelled.

(h) In addition to redemption rights expressly established under this Article Sixth, the Corporation may repurchase shares of AMPS to the extent now or hereafter permitted by the laws of the State of Maryland and by the Investment Company Act.

(i) If the Corporation shall not have funds legally available for the redemption of all the shares of the AMPS to be redeemed on any redemption date (or is otherwise legally unable to effect such redemption), the Corporation shall redeem on such redemption date the number of shares of AMPS as it shall be legally able to redeem, ratably from each Existing Holder whose shares are to be redeemed and the remainder of the shares of the AMPS required to be redeemed shall be redeemed, as provided in paragraph 5(b) above.

6. Voting Rights.

(a) General. Each holder of AMPS shall be entitled to one vote for each share held on each matter on which the holders of the AMPS are entitled to vote and, except as otherwise provided in the Charter, the By-Laws, this Article Sixth or by law, the Holders of the AMPS and the Common Stock shall vote together as one class on all matters submitted to the shareholders; provided, however, that at any meeting of shareholders of the Corporation at which directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

(b) Right to Elect Majority of Board of Directors.

(i) During any period in which (A) dividends on any Outstanding Preferred Stock of any series shall be due and unpaid in an amount equal to two full years' dividends; or (B) the Corporation fails to redeem any shares of Preferred Stock that are required to be redeemed pursuant to paragraph 5(b) above or that would have been so redeemed but for the requirement that redemption be made out of legally available funds, or (C) holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation (the "Voting Period"), the number of directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the two directors elected by the holders of Preferred Stock pursuant to paragraph 6(a) above, will constitute a majority of the total number of directors so increased; and at a special meeting of shareholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional directors of the Corporation who, together with the two directors elected by the holders of Preferred Stock pursuant to paragraph 6(a) above, will constitute a majority of the total number of directors of the Corporation so increased. The terms of office of the persons who are directors at the time of that election shall continue.

(ii) If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all Outstanding shares of Preferred Stock of all series for all past dividend periods and if the Corporation has remedied any failure to redeem shares of Preferred Stock that are required to be redeemed pursuant to paragraph 5(b) above, and holders of no other series of Preferred Stock are entitled to elect a majority of the directors of the Corporation, the Voting Period and the voting rights stated in this paragraph 6(b) shall cease, and the terms of office of all additional directors elected by the holders of Preferred Stock (but not of the directors elected by the holders of Common Stock or the two directors regularly elected by the holders of Preferred Stock as provided in paragraph 6(a)) shall terminate automatically, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described in clauses (A), (B) or (C) of paragraph 6(b)(i).

(c) Voting Procedures.

(i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect directors pursuant to paragraph 6(b), the Corporation shall call a special meeting of, and mail a notice to, such holders of shares of Preferred Stock. Such special meeting shall be held not less than 10 nor more than 80 days after the date of mailing of such notice. If the Corporation fails to send such notice, the meeting may be called by any holder of shares of Preferred Stock on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is given. At any such special meeting and at each meeting at which directors are elected held during a Voting Period, the holders of shares of Preferred Stock, voting together as a class (to the exclusion of the holders of shares of Common Stock), shall be entitled to elect the number of directors prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of shares of Preferred Stock, present in person or by proxy or any officer of the Corporation present entitled to preside or act as Secretary of such meeting shall have the power to adjourn the meeting without further notice to a date not more than 120 days after the original record date for such meeting.

(ii) For purposes of determining any rights of the holders of shares of Preferred Stock to vote on any matter, whether such right is created by the Charter, by statute or otherwise, only Holders of shares of Outstanding Preferred Stock shall be entitled to vote.

(iii) The directors elected by the holders of shares of Preferred Stock pursuant to paragraph 6(b) shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of the shares of Preferred Stock Outstanding. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors subject to election by the holders of shares of Preferred Stock) may be filled only by vote of the holders of at least a majority of shares of Preferred Stock Outstanding, and if not so filled, such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the holders of shares of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period shall be filled as provided in the Corporation's By-Laws.

(iv) At any time when the holders of shares of Preferred Stock become entitled to elect additional directors pursuant to paragraph 6(b), the maximum number of directors fixed by the By-Laws of the Corporation or otherwise shall automatically be increased by the number of such additional directors if required; and at such time as the holders of shares of Preferred Stock shall no longer be entitled to elect directors pursuant to paragraph 6(b), such exact number shall automatically be decreased by the number by which they were increased by reason of this provision.

(d) Corporate Acts. So long as any shares of AMPS are Outstanding, the Corporation shall not, subject to the requirements of the Investment Company Act and Maryland law, without the affirmative vote or consent of the holders of at least two-thirds of the votes of the shares of AMPS Outstanding at the time, either in person or by proxy, either in writing or at a meeting (voting separately as one class) in addition to any vote required by Article Fifth of this Charter: (i) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of shares of AMPS or the Holders thereof, or (ii) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of any such indebtedness, provided, however, that the Corporation may authorize the issuance of indebtedness for borrowed money, for temporary or emergency purposes or for the clearance of transactions, in an aggregate amount not to exceed the lesser of $10,000,000 or 10% of the aggregate liquidation preference of the shares of AMPS Outstanding at any one time without any such consent or approval, provided that, with or without the consent or approval of the holders, such action would not result in the lowering of the then-current rating of the shares of AMPS by the Rating Agencies (as evidenced in writing by the Rating Agencies); provided that any increase in the amount of the authorized AMPS or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the AMPS will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers unless such issuance would cause the Corporation not to satisfy the 1940 Act AMPS Asset Coverage Requirement or the AMPS Basic Maintenance Amount.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all Outstanding shares of AMPS shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the shares of AMPS or the Corporation fails to redeem any shares of AMPS which it is required to redeem, or any other event occurs which requires the mandatory redemption of AMPS and the required Notice of Redemption has not been given, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6. In no event shall the Holders have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

(f) Notification to Rating Agencies. In the event a vote of Holders of AMPS is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify the Rating Agencies that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the vote is taken, notify S&P and Moody's of the result of such vote.

7. Asset Coverage.

(a) 1940 Act AMPS Asset Coverage Requirement.

The Corporation shall maintain, as of the last Valuation Date of each month in which any share of AMPS is Outstanding, the 1940 Act AMPS Asset Coverage Requirement. The calculation of the 1940 Act AMPS Asset Coverage Ratio shall be included in each AMPS Basic Maintenance Report.

(b) AMPS Basic Maintenance Amount.

(i) For so long as any shares of AMPS are Outstanding, the Corporation will maintain, on each Valuation Date, as evidenced by the completion of an AMPS Basic Maintenance Report, Eligible Portfolio Property having an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, each as of such Valuation Date. Upon any failure to maintain the AMPS Basic Maintenance Amount, the Corporation will use its best efforts to alter the composition of its portfolio so as to satisfy such test on or prior to the AMPS Basic Maintenance Cure Date.

(ii) On or before 10:00 A.M., New York City time, on the fourth Business Day after (A) the Date of Original Issuance, (B) each Quarterly Surprise Valuation Date thereafter, (C) any Valuation Date on which the Corporation shall fail to meet the AMPS Basic Maintenance Amount, (D) any Valuation Date on which it cures its failure to satisfy the AMPS Basic Maintenance Amount, (E) any Valuation Date on which it fails to meet the AMPS Basic Maintenance Amount by 25% or more, or (F) any Valuation Date as may be specified by S&P, the Corporation shall complete and deliver to Moody's and S&P and the Auction Agent, in the case of clauses (A) and (B) and to the relevant Rating Agency, in the case of clauses (C) - (F), an AMPS Basic Maintenance Report as of the relevant Valuation Date. All such AMPS Basic Maintenance Reports shall be deemed to have been delivered to Moody's, S&P or the Auction Agent upon receipt of a copy or telecopy or other electronic transcription thereof if on the same day the Corporation mails the AMPS Basic Maintenance Report for delivery on the next possible Business Day. A failure by the Corporation to deliver an AMPS Basic Maintenance Report as contemplated by this paragraph 7(b)(ii) shall be deemed to be delivery of an AMPS Basic Maintenance Report indicating a failure to satisfy the AMPS Basic Maintenance Amount.

(iii) Within seven Business Days after the required date of delivery of the initial AMPS Basic Maintenance Report or any AMPS Basic Maintenance Report delivered with respect to a Quarterly Surprise Valuation Date in accordance with paragraph 7(b)(ii) above, the Corporation shall deliver to the Auction Agent and the Rating Agencies a report or reports (the "Accountant's Confirmation") reviewing the portfolio calculations, prepared by the Corporation's Independent Accountants, relating to such AMPS Basic Maintenance Report substantially to the effect that (A) the Independent Accountants have read such AMPS Basic Maintenance Reports (each, a "Report"); (B) with respect to the 1940 Act AMPS Asset Coverage Ratio and the AMPS Basic Maintenance Amount, the result of the calculations set forth in each Report have been recalculated and are numerically correct; (C) with respect to the excess or deficiency of the aggregate Discounted Value of the Eligible Portfolio Property amount when compared to the AMPS Basic Maintenance Amount, the results of the calculation set forth in each Report have been recalculated and are numerically correct; (D) with respect to (x) any trade price, bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided to the Corporation for purposes of valuing securities in the Corporation's portfolio, the Independent Accountant has compared the price used in such Report to the trade price, the bid or mean price listed in such Report as provided to the Corporation and verified that such information agrees; (y) with respect to the lower of two bid prices provided to the Corporation for purposes of valuing securities in the portfolio, the Independent Accountants have compared the price used in each Report with the lower of the two bid prices listed in the Report and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their report of such differences); and (E) that the assets listed in each Report conform with the definition of Eligible Portfolio Property. If any letter reviewing the portfolio calculations delivered pursuant to this paragraph shows that an error was made in an AMPS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the AMPS Basic Maintenance Report and deliver the amended AMPS Basic Maintenance Report to the Auction Agent, S&P and Moody's.

(iv) For so long as shares of AMPS are rated by Moody's, in managing the Corporation's portfolio, the Investment Manager will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Investment Manager, the effect of any such alteration would be to cause the Corporation to have Eligible Portfolio Property with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Eligible Portfolio Property exceeded the AMPS Basic Maintenance Amount by 25% or less, the Investment Manager will not alter the composition of the Corporation's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Eligible Portfolio Property unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Eligible Portfolio Property would exceed the AMPS Basic Maintenance Amount.

(c) Calculation of AMPS Basic Maintenance Amount; Accounting Treatment.

(i) Eligible Portfolio Property of the Corporation shall be determined on an accrual basis in accordance with customary practice under which Eligible Portfolio Property purchased and not yet received are so reflected as Eligible Portfolio Property.

(ii) Dividends on the Common Stock which are payable in Common Stock shall, after the effective date of any election by a holder of Common Stock to receive such dividend, be excluded from current liabilities.

(iii) Withholding taxes with respect to interest earned on any asset of the Corporation if such interest is not included in Eligible Portfolio Property, shall be excluded from current liabilities.

(iv) With respect to Eligible Portfolio Property sold by the Corporation as of or prior to the Valuation Date, the Market Value of such property will be reflected in Eligible Portfolio Property and will be discounted at the appropriate Discount Factor, provided, however, that if the determination is being made by Moody's, the sales price of such property will be reflected as Cash or Australian Currency, as appropriate, to the extent that such receivable is due and payable within five Business Days (determined as for a Valuation Date) and trades generating the receivable are (A) settled through clearing house firms with respect to which the issuer has received prior authorization from Moody's or (B) with counterparties having a long term rating by Moody's of at least Baa3 and if the determination is being made for S&P, the sales price of such property will be reflected in Cash or Australian Currency, as appropriate, to the extent that such receivable is due and payable within five Business Days (determined as for a Valuation Date).

(d) Other Permitted Assets.

(i) In addition to Eligible Portfolio Property, the Corporation may own Other Permitted Assets and may also own other securities, if the inclusion of any such type of other securities is deemed by the Board of Directors to be in the best interest of the Corporation.

(ii) Other Permitted Assets and such other securities may be included in Eligible Portfolio Property if the Rating Agencies have advised the Corporation in writing that the inclusion of such Other Permitted Assets or other securities in Eligible Portfolio Property would not adversely affect their respective then-current ratings of the shares of AMPS.

(iii) The Fund may engage in transactions in Derivatives, subject to any limitations imposed by the Rating Agencies. Derivatives may be included in a Rating Agency's Eligible Portfolio Property if such Rating Agency has advised the Corporation in writing that the inclusion of such assets or securities in Eligible Portfolio Property would not adversely affect its respective then-current ratings of the shares of AMPS. With respect to options, the Fund may purchase and sell (write) options, subject to any limitations imposed by the Rating Agencies.

8. Auction Procedures.

(a) Certain Definitions.

As used in this paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires:

(i) "AMPS" shall mean the shares of AMPS being auctioned pursuant to this paragraph 8.

(ii) "Auction Date" shall mean the first Business Day preceding the first day of a Dividend Period.

(iii) "Available AMPS" shall have the meaning specified in paragraph 8(d)(i) below.

(iv) "Bid" shall have the meaning specified in paragraph 8(b)(i) below.

(v) "Bidder" shall have the meaning specified in paragraph 8(b)(i) below.

(vi) "Hold Order" shall have the meaning specified in paragraph 8(b)(i) below.

(vii) "Maximum Applicable Rate" for any Dividend Period will be the greater of (A) the Applicable Percentage of the Reference Rate on the date of such Auction or (B) the Applicable Spread plus the Reference Rate on the date of such Auction. The Applicable Percentage and the Applicable Spread will be determined as set forth below based on the lower of the credit rating or ratings assigned on such date to the AMPS by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the percentage will be based on such rating).
Credit Ratings		Applicable Percentage of	Applicable Spread Plus
Moody's	S&P	Reference Rate	Reference Rate
"aa3" or higher	AA- or higher	200%	200 bps
"a3" to "a1"	A- to A+	210%	210 bps
"baa3" to "baa1"	BBB- to BBB+	300%	300 bps
Below "baa3"	Below BBB-	325%	325 bps

The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or if neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

(viii) "Order" shall have the meaning specified in paragraph 8(b)(i) below.

(ix) "Sell Order" shall have the meaning specified in paragraph 8(b)(i) below.

(x) "Submission Deadline" shall mean 12:30 P.M. for Series A, Series B, Series C, Series D and Series E, and 1:00 P.M. for Series F, Series G, Series H and Series I, New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

(xi) "Submitted Bid" shall have the meaning specified in paragraph 8(d)(i) below.

(xii) "Submitted Hold Order" shall have the meaning specified in paragraph 8(d)(i) below.

(xiii) "Submitted Order" shall have the meaning specified in paragraph 8(d)(i) below.

(xiv) "Submitted Sell Order" shall have the meaning specified in paragraph 8(d)(i) below.

(xv) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 8(d)(i) below.

(xvi) "Winning Bid Rate" shall have the meaning specified in paragraph 8(d)(i) below.

(b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

(i) Unless otherwise permitted by the Corporation, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of AMPS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

(A) each Beneficial Owner may submit to its Broker-Dealer information as to:

(1) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

(2) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial Owner; and/or

(3) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

(B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communications by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, or the communications by a Broker-Dealer on behalf of a Beneficial Owner or Potential Beneficial Owner to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 8(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account and each Broker-Dealer placing an Order on behalf of a Beneficial Owner or Potential Beneficial Owner, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 8(b)(i) or clause (C) of paragraph 8(b)(ii) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 8(b)(i) is hereinafter referred to as a "Bid;" and an Order containing the information referred to in clause (A)(3) of this paragraph 8(b)(i) is hereinafter referred to as a "Sell Order." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

(ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

(2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

(3) a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

(B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(1) the number of Outstanding shares of AMPS specified in such Sell Order; or

(2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(ii)(C) if Sufficient Clearing Bids do not exist.

(C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

(2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

(c) Submissions of Orders by Broker-Dealers to Auction Agent.

(i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

(A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);

(B) the aggregate number of Outstanding shares of AMPS that are the subject of such Order;

(C) to the extent that such Bidder is an Existing Holder:

(1) the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;

(2) the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

(3) the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and

(D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

(ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

(iii) If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

(A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of AMPS held by such Existing Holder;

(B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 8(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 8(c)(iv)(A) above and of the foregoing portion of this paragraph 8(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 8(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

(C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph 8(c)(iv)(A) and Bids referred to in paragraph 8(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.

(v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS therein specified.

(vi) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

(d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

(i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

(A) the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

(B) from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

(1) the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate; and

(2) the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders.

If such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clauses (1) and (2) above are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), then "Sufficient Clearing Bids" exist; and

(C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

(1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and

(2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling those Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

(ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 8(d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

(A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

(B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

(C) if all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 90% of the Reference Rate on the date of the Auction.

(e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

Based on the determinations made pursuant to paragraph 8(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 8(e)(iii) and paragraph 8(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

(A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

(B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

(C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the shares of AMPS that are the subject of such Submitted Bids;

(D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of AMPS ("Remaining Shares") equal to the excess of Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 8(e)(i)(B) and paragraph 8(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

(E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the shares of AMPS that are the subject of such Submitted Bids, but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 8(e)(i)(B), paragraph 8(e)(i)(C) and paragraph 8(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bids and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

(ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 8(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

(B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and

(C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, thus requiring each such Existing Holder to sell shares of AMPS that are the subject of such Submitted Bid or Submitted Sell Order, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 8(e)(ii)(A) and paragraph 8(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

(iii) If, as a result of the procedures described in paragraph 8(e)(i) or paragraph 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by an Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.

(iv) If, as a result of the procedures described in paragraph 8(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent, in such manner as in its sole discretion it shall determine, shall allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.

(v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and the aggregate number of Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.

(f) Force Majeure. Notwithstanding any other provision of this Article Sixth, in the event that an Auction does not occur on an Auction Date because of any act of God, strike, riot, act of war, act of terrorism, equipment failure, power failure or damage or other causes reasonably beyond the control of the Corporation or the Auction Agent, each Existing Holder as of such Auction Date will continue to hold the shares of AMPS held by such Existing Holder until the next Auction Date. The Applicable Rate for any Dividend Period during which Existing Holders continue to hold such shares of AMPS by operation of this paragraph 8(f) shall be the same Applicable Rate as applied during the last Dividend Period following an Auction at which there were Sufficient Clearing Bids prior to the applicability of this paragraph 8(f). Any Dividend Period during which Existing Holders continue to hold such shares of AMPS by operation of this paragraph 8(f) shall consist of the same number of days as the last Dividend Period following an Auction at which there were Sufficient Clearing Bids prior to the applicability of this paragraph 8(f).

9. Miscellaneous.

(a) To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of this Article Sixth to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Beneficial Owners of shares of AMPS and if such inconsistency or ambiguity reflects an incorrect provision hereof then the Board of Directors may authorize the filing of a Certificate of Amendment or a Certificate of Correction, as the case may be.

(b) A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in paragraph 8 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or Broker-Dealer (acting on its own behalf or on behalf of a Beneficial Owner), if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an Order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Corporation. All of the Outstanding shares of AMPS shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

(c) The Corporation will exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms not materially less favorable to the Corporation than the terms of the Auction Agent Agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors on December 13, 1988.

(d) The Corporation will use its best efforts to maintain a rating of the AMPS from each of the Rating Agencies.

(e) All notices or communications, unless otherwise specified in the By-Laws of the Corporation or this Article Sixth, will be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice will be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

SEVENTH: Board of Directors.

The number of Directors of the Corporation shall not be less than three, and the names of those persons who shall act as Directors until the next annual meeting and until their successors are elected and qualified are Anthony E. Aaronson, David L. Elsum, Martin J. Gilbert, Beverly Hendry, Howard Knight, P. Gerald Malone, Neville J. Miles, Peter J. O'Connell, William J. Potter, Peter D. Sacks, Anton E. Schrafl, John T. Sheehy and Brian M. Sherman.

EIGHTH: Management of the Affairs of the Corporation.

(a) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by the Charter or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(b) The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.

(c) The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

(d) The Board of Directors shall have the power to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

(e) The Board of Directors shall have the power to distribute dividends from funds legally available therefor in such amounts, if any, and in such manner and to the stockholders of record as of such date, as the Board of Directors may determine.

NINTH: Required Vote.

Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Investment Company Act of 1940 or the Charter.

TENTH: Special Vote of Stockholders.

(a) Except as otherwise provided in this Article Tenth, the vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock (as hereinafter defined), in addition to any vote of the Directors of the Corporation as may be required by law or by the By-Laws, shall be necessary to effect any of the following actions:

(i) any amendment to the Charter to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940) unless the continuing Directors (as hereinafter defined) of the Corporation, by a vote of at least 75% of such Directors, approve such amendment;

(ii) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets; or

(iii) any Business Combination (as hereinafter defined) unless either the condition in clause (A) below is satisfied or the conditions in clauses (B), (C), (D), (E) and (F) below are satisfied:

(A) The Business Combination shall have been approved by a vote of at least 75% of the Continuing Directors.

(B) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, or consideration other than cash to be received per share by holders of any class of outstanding Voting Stock in such Business Combination shall be at least equal to the higher of the following:

(x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by an Interested Party (as hereinafter defined) for any shares acquired by it (aa) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (bb) in the Threshold Transaction (as hereinafter defined), whichever is higher; and

(y) in the case of Common Stock, the net asset value per share of such Common Stock on the Announcement Date or on the date of the Threshold Transaction, whichever is higher, and in the case of any Preferred Stock, the highest preferential amount per share to which the holders of shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, regardless of whether the Business Combination to be consummated constitutes such an event.

(C) The consideration to be received by holders of the particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock. If the Interested Party has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

(D) After the occurrence of the Threshold Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.

(E) After the occurrence of the Threshold Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or regulations) shall be prepared and mailed by the Interested Party, at such Interested Party's expense, to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(b) For the purposes of this Article Tenth:

(i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

(A) any merger or consolidation of the Corporation with or into any other person;

(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business;

(C) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (x) sales of any securities of the Corporation in connection with a public offering thereof, (y) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation and (z) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

(ii) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

(iii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

(iv) "Person" shall mean an individual, a corporation, a trust or a partnership.

(v) "Voting Stock" shall mean capital stock of the Corporation entitled to vote in the election of Directors, as well as any class of capital stock of the Corporation entitled, as a class, to elect one or more Directors.

(vi) A Person shall be a "beneficial owner" of any Voting Stock:

(A) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(B) which such Person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options; or

(C) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

(viii) "Fair Market Value" means:

(A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the relevant date of a share of such stock on any principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation Systems (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of a share of such stock as determined by 75% of the Continuing Directors in good faith, and

(B) in the case of property other than cash or stock, the fair market value of such property on the relevant date as determined by 75% of the Continuing Directors in good faith.

(ix) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Voting Stock.

(x) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraph (a) (iii) (B) above shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

(xi) Continuing Directors of the Corporation, acting by a vote of 75% shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the requirements of subparagraph (a) (iii) above have been met with respect to any Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for any issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

(c) The provisions of this Article Tenth may not be amended, altered or repealed except by the approval of both (i) 75% of the outstanding shares of the Fund voting as a single class, and (ii) 75% of the outstanding shares of each class of shares voting separately, with shares of Preferred Stock of all series voting separately as a single class.

ELEVENTH: The Corporation through its Board, has elected to be subject to the following provisions of Subtitle 8 of the Maryland General Corporation Law ("MGCL"):

(i) Section 3-804(a): Under Section 3-804(a), the stockholders of the Corporation may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors.

(ii) Section 3-804(b): Under Section 3-804(b), the number of directors of the Corporation shall be fixed only by the vote of the Board.

(iii) Section 3-804(c): Under Section 3-804(c), a vacancy on the Board due to an increase in the size of the Board or the death, resignation, or removal of a director, may be filled only by the affirmative vote of the majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until a successor is elected and qualifies.

(iv) Section 3-805: Under Section 3-805, the Secretary of the Corporation may call a special meeting of stockholders only on the written request of the stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting; and in accordance with the procedures set forth under Section 2-502(b)(2) and (3) and (e) of the MGCL.

* * * * *

3. The number of shares of authorized stock of the Corporation is not increased by this amendment to and restatement of the Charter.

4. The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

5. The current address of the principal office of the Corporation is as set forth in Article Fourth of the foregoing amendment and restatement of the Charter.

6. The name and address of the Corporation's resident agent is as set forth in Article Fourth of the foregoing amendment and restatement of the Charter

7. The number of directors of the Corporation and the names of those currently in office are as set forth in Article Seventh of the foregoing amendment and restatement of the Charter.

8. The number of directors of the Corporation is 13 and the names of the Corporation's current 13 directors are as follows: Anthony E. Aaronson, David L. Elsum, Martin J. Gilbert, Beverly Hendry, Howard Knight, P. Gerald Malone, Neville J. Miles, Peter J. O'Connell, William J. Potter, Peter D. Sacks, Anton E. Schrafl, John T. Sheehy and Brian M. Sherman

The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this  8th  day of May, 2003.
ATTEST:	ABERDEEN ASIA-PACIFIC INCOME FUND, INC.
By: /s/ Sander M. Bieber
Sander M. Bieber Assistant Secretary
By: /s/ Hugh Young (SEAL)
Hugh Young President